UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
_____________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Conduent Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 11, 2023
Dear Shareholders:
We are pleased to invite you to the 2023 Annual Meeting of Shareholders of Conduent Incorporated (the “Annual Meeting”) to be held on Wednesday, May 24, 2023, at 9:30 a.m. (EDT). This year’s annual meeting will be conducted virtually, via a live audio webcast. You will be able to attend and participate in the Annual Meeting by visiting www.meetnow.global/MKUUQNM, where you will be able to listen to the meeting live, submit questions and vote. As always, we encourage you to vote your shares prior to the Annual Meeting.
The attached notice of the Annual Meeting and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. We urge you to carefully read the accompanying materials regarding the matters to be voted on at the meeting.
At the Annual Meeting, you will be asked to vote upon:
1.A proposal to elect eight directors;
2.A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023;
3.A proposal to approve, on an advisory basis, the 2022 compensation of our named executive officers; and
4.A proposal to select, on an advisory basis, the frequency of the advisory vote on executive compensation.
The Board of Directors unanimously recommends that you vote in favor of proposals 1, 2 and 3 and for “one year” in proposal 4.
It is important that your shares be represented and voted at the Annual Meeting. Therefore, you are urged to vote your shares using one of the methods described on page 1 under “How do I vote?.”
Thank you for your continued support of, and ongoing interest in, Conduent Incorporated.
For the Board of Directors,
Scott Letier
Chairman of the Board

Notice of 2023 Annual Meeting of Shareholders
Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, New Jersey 07932

Date and Time:	Wednesday, May 24, 2023, at 9:30 a.m. (EDT)

Location:	The Annual Meeting will be conducted virtually, via a live audio webcast; there will be no physical meeting location. You will not be able to attend the Annual Meeting in person.

Virtual Meeting Access:	You will be able to participate online and submit your questions during the meeting by visiting www.meetnow.global/MKUUQNM. Details regarding how to participate in the meeting online are more fully described in the accompanying proxy statement.

Purpose:	Our shareholders will be asked to consider and vote on the following matters:
(1) Election of eight director nominees;
(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023;
(3) Approval, on an advisory basis, of the 2022 compensation of our named executive officers;
(4) Select, on an advisory basis, the frequency of the advisory vote on executive compensation; and
(5) Consider such other business as may properly come before the meeting.

Record Date:	March 30, 2023 — You are eligible to vote if you were a shareholder of record as of the close of business on this date.

Proxy Voting:	(1) Telephone;
(2) Internet; or
(3) Proxy Card.
For voting instructions, please review the Notice of Internet Availability of Proxy Materials or, if you requested and received a printed copy of the proxy materials, accompanying proxy card.

Importance of Vote:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by using the Internet or telephone voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “How do I vote?” beginning on page 1 of this proxy statement and the instructions on the proxy card.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 24, 2023.
The Proxy Statement and 2022 Annual Report are available at
www.edocumentview.com/cndt or https://investor.conduent.com.
By order of the Board of Directors,
Michael Krawitz
Executive Vice President, General Counsel and Secretary
April 11, 2023

i

PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting
The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Conduent Incorporated (“Conduent,” the “Company,” “we,” “us,” or “our”) will be held on Wednesday, May 24, 2023, at 9:30 a.m. (EDT). As a shareholder as of March 30, 2023, you are invited to attend the Annual Meeting via live audio webcast and are entitled to and requested to vote on the items of business described in this Proxy Statement. To participate at the Annual Meeting online, please visit www.meetnow.global/MKUUQNM.

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will consider and vote on the following matters:
1.Election of the eight nominees named in this Proxy Statement to our Board of Directors (the “Board”), each for a term of one year.
2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.Approval, on an advisory basis, of the 2022 compensation of our named executive officers.
4.Select, on an advisory basis, the frequency of the advisory vote on executive compensation.
Shareholders will also act on any other business that may properly come before the Annual Meeting. In addition, our management will respond to questions from shareholders.

Who is entitled to vote?
Owners of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the record date, March 30, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. The shares owned as of that date include: (1) shares you held directly in your name as the shareholder of record (registered shareholder); and/or (2) shares held in the name of a broker, bank or other holder of record for you as the beneficial owner (beneficial owner). Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 218,443,105 shares of our Common Stock outstanding and entitled to vote.

How do I vote?
Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (the “Notice”) with a voting instruction form from the bank, broker or other holder or nominee that must be followed in order for their shares to be voted. If you hold your shares through a broker, bank or other holder or nominee, you must obtain a proxy from such holder or nominee to vote at the virtual Annual Meeting.
Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE
If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.	You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.

BY MAIL	ELECTRONICALLY DURING VIRTUAL ANNUAL MEETING
If you received a printed copy of the proxy materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in favor of each of the proposals in accordance with the recommendations of our Board.	If you are a registered shareholder with a control number or a beneficial shareholder that has submitted a legal proxy and has received a control number from Computershare, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote” link on the Meeting site.

If you vote your proxy by Internet, telephone or mail, you authorize each of the two directors, whose names are listed on the accompanying proxy card, or any substitution thereof, to act as your proxies to represent you and vote your shares as you direct.
The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the proxy card. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card. All proxies will be governed by and construed in accordance with the laws of the State of New York and applicable federal securities laws.

How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the election of each of the eight director nominees;
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•FOR the approval, on an advisory basis, of the 2022 compensation of our named executive officers; and
•“1 year” for the frequency, on an advisory basis, of the advisory vote on executive compensation.

How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live webcast. No physical meeting will be held. The Annual Meeting will begin promptly at 9:30 a.m. (EDT) on Wednesday, May 24, 2023. We encourage you to access the meeting prior to the start time leaving ample time for check in.
•For Registered Holders: If you were a shareholder as of the close of business on March 30, 2023 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. Registered shareholders can attend the meeting by accessing the meeting site at www.meetnow.global/MKUUQNM and entering the 15-digit control number that can be found on your proxy card mailed with the proxy materials.
•For Beneficial Holders: If you were a shareholder as of the close of business on March 30, 2023 and hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting. To register you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy form from them, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare at legalproxy@computershare.com (In the alternative, you can send the legal proxy materials by mail to: Computershare, Conduent Incorporated Legal Proxy, P.O. Box 43001, Providence, RI 02940-3006.). Requests for registration must be received no later than 5:00 p.m. (EDT) on May 19, 2023. You will receive a confirmation email from Computershare of your registration. At the time of the Annual Meeting, go to www.meetnow.global/MKUUQNM and enter your control number. If you do not have your control number, you may attend as a guest (non-shareholder) by going to www.meetnow.global/MKUUQNM and entering the information requested under the “Guest” option. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

How do I ask questions during the Annual Meeting?
If you are attending the Annual Meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetnow.global/MKUUQNM and entering your control number, and clicking on the Q&A icon in the upper right-hand corner of the page. To return to the main page, click the Broadcast icon at the top of the screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

How many shares are required to be present to hold the Annual Meeting?
A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. As of the Record Date, there were 218,443,105 shares of our Common Stock outstanding. If you vote — including by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

How many votes are required to approve each proposal?
Election of Directors. Under our by-laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” Our by-laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors, other than any director receiving less than a majority of “for” votes, will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (“SEC”).
Other Items
The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval of the following proposals, meaning these proposals will be approved if the number of votes cast “for” the proposal exceed the number of votes cast “against” the proposal:
•Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•Approval, on an advisory basis, of the 2022 compensation of our named executive officers;
•Selection, on an advisory basis, of the frequency of the advisory vote on executive compensation.
Abstentions and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the other above matters. For information regarding broker non-votes, see below under “What is a broker non-vote and how will it affect the voting?”
Although the advisory votes are non-binding, the Board and Compensation Committee value the opinions of shareholders and will consider the outcome of the vote on these proposals when making future decisions regarding executive compensation and the frequency of the advisory vote on executive compensation.
At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

What is a broker non-vote and how will it affect the voting?
Brokers are not permitted to vote the shares they hold on behalf of beneficial owners without the beneficial owner’s voting instruction for matters that are deemed to be “non-routine.” A broker non-vote occurs with respect to non-routine matters when the beneficial owner of the shares fails to furnish timely voting instructions to the broker, and the broker is not permitted to vote the shares in its discretion. The election of directors, advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation are considered non-routine matters. If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to provide voting instructions to your bank, broker or other holder of record so that you may vote on these important matters. Shares constituting broker non-votes, while counted towards the quorum, are not counted as votes cast “for” or “against” for the purpose of determining whether shareholders have approved a non-routine matter. As a result, broker non-votes will have no impact on the outcome of these matters.

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (sometimes referred to as our “independent auditors”) is a routine matter, and, therefore, brokers would have discretion to vote on this proposal without having received timely voting instructions. Accordingly, there will be no broker non-votes with respect to this proposal.

May I change my vote?
Yes. You may revoke your proxy at any time before the Annual Meeting by delivering a later dated proxy card, by a later telephone or on-line vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by voting electronically during the Annual Meeting. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote electronically during the meeting.

Who will count the vote? Is my vote confidential?
A representative of Computershare will act as Inspector of Election, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

How are proxies solicited?
The solicitation of proxies is made by our Board and will be conducted primarily by mail. We also request brokerage firms, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such persons for the cost of forwarding the material. We have engaged Innisfree M&A Incorporated to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Innisfree M&A Incorporated a fee of $17,500, plus reimbursement of out-of-pocket expenses for this service. Proxies may also be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person, without compensation. We bear the cost of preparing all proxy materials and proxy solicitation.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 11, 2023, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of March 30, 2023. The Notice contains instructions on how to access the proxy materials over the Internet and how to vote. It also contains instructions on how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?
You can access the proxy materials online at www.edocumentview.com/cndt or https://investor.conduent.com. Shareholders may receive Proxy Statements, Annual Reports and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/cndt or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What are the deadlines and requirements for shareholder submission of proposals, director nominations and other business for the 2024 Annual Meeting?
We expect to hold our 2024 Annual Meeting of Shareholders during the second half of May 2024 and to file and make available or mail, as applicable, our Proxy Statement for that meeting during the first half of April 2024. Under SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2024 Annual Meeting of Shareholders, the proposal must be received by us no later than December 13, 2023.
Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2024 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such nominee or business which must be received by the Company no earlier than November 13, 2023 and no later than December 13, 2023. Any such notice must comply with requirements set forth in our amended and restated by-laws. Nominations for director must be accompanied by a written consent of the nominee consenting to being named as a nominee and serving as a director if elected. In addition to satisfying the foregoing advance notice requirements under our amended and restated by-laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024. Proposals and other items of business should be directed to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary.

How can I contact the Board?
Under our Corporate Governance Guidelines, shareholders and other interested parties may contact the non-management members of the Board by contacting the Chairman of the Board, c/o Conduent Incorporated Corporate Secretary, 100 Campus Drive, Suite 200, Florham Park, NJ 07932.

What if multiple shareholders have the same address?
To reduce the expenses of delivering duplicate proxy materials, where multiple shareholders reside in the same household, we will deliver a single Notice, or for shareholders who receive paper copies of our proxy materials, a single Proxy Statement and Annual Report along with separate proxy cards, unless we have received instructions otherwise. If you share a household with one or more other shareholders and (i) would like to receive separate copies of the Notice or printed proxy materials, or (ii) you are receiving multiple copies of the Notice or printed proxy materials and, as a household, wish to receive only one Notice or one set of printed proxy materials, then you may request a change in delivery preferences. We will deliver promptly, upon written or oral request, a separate copy of the Notice or printed proxy materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. For registered shareholders, you may contact our transfer agent at 866-574-5496 or write them at Computershare, P.O. Box 43006, Providence, RI 02940-3006. For beneficial owners, you may call the bank, broker or other nominee where your shares are held in street name.

How may I get additional copies of the Annual Report and Proxy Statement?
Copies of the 2022 Annual Report and 2023 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary. The 2022 Annual Report and 2023 Proxy Statement are also available on the Company’s website at https://investor.conduent.com or www.edocumentview.com/cndt. The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive any such materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?
A list of registered shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting at the Annual Meeting website and for ten days prior to the Annual Meeting upon written request made by a shareholder to: Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS
Shareholders annually elect directors to serve for one year and until their successors have been duly elected and qualified. Based on the director nomination process described below, the eight persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee. Each nominee brings to us valuable experience from a variety of fields. The biographical information presents each nominee’s specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director. All of our incumbent director nominees have demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value the significant experience of our nominees on other public company boards of directors and board committees.
All nominees are currently directors of the Company and were elected by our shareholders at the 2022 Annual Meeting of Shareholders.
On December 31, 2016, the Company entered into a Joinder Agreement to a letter agreement, dated as of January 28, 2016, entered into by Xerox Corporation, our former parent company, with Icahn Partners Master Fund LP, Icahn Partners LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Jonathan Christodoro and Carl C. Icahn (collectively, the “Icahn Group”), pursuant to which, among other things, Hunter Gary, Jesse A. Lynn and Steven Miller were appointed to the Board (the “Icahn Agreement”). The Icahn Group is required pursuant to the Icahn Agreement to vote in favor of the directors nominated by the Board at the Annual Meeting.
On December 18, 2018, the Company entered into a Shareholder Agreement with Darwin Deason (the “Deason Agreement”) pursuant to which, among other things, Scott Letier was appointed to the Board and Darwin Deason is required to vote in favor of the directors nominated by the Board at the Annual Meeting.
The Board has determined that each of the nominees, other than Clifford Skelton, CEO of the Company, is independent under Nasdaq rules and the Company’s independence standards. Although not anticipated, if for any reason a nominee is unable to serve, the individuals named as proxies may use their discretion to vote for a substitute nominated by the Board.

Board Overview

Director Independence

1
87.5%
Independent
7
Independent
Not

Gender Diversity

2
25%
Women
6
Male
Female

Ethnic Diversity

2
25%
Diverse
6
Diverse
Other

Five Board Committees Led by Independent Directors

Three Board Committees Led by Diverse Directors

Balance of Ages

2
1
Average
Age: 59
Years Old
5
Under 40 Years Old
40 to 55 Years Old
55 Years Old or Older

Range of Tenures

2
Average
Tenure:
3.5 Years
2
4
0 to 2 Years
2 to 3 Years
3+ Years

Biographies
The table below summarizes key qualifications, skills and attributes that each of our director nominees possesses which were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director nominee does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director nominee’s biography below describes his or her qualifications and relevant experience in more detail. The demographic information presented below is based on voluntary self-identification by each nominee.

Director Skills and Demographic Matrix

	Skelton	Gary	Higgins Victor	Letier	Lynn	Miller	Montelongo	Paláu- Hernández
Experience, expertise or attribute
Industry Expertise (1)	X	X		X			X	X
Leadership	X	X	X	X			X	X
Global Business	X		X	X			X	X
Financial	X		X	X	X	X	X
Public Company	X	X	X	X	X	X	X	X
Boards & Corporate Governance	X	X	X	X	X	X	X	X
Business Operations	X	X		X			X	X
Information Security	X						X
ESG Oversight	X		X				X	X
Identity
Gender Expression	Male	Male	Female	Male	Male	Male	Male	Female
LGBTQ+	No	No	No	No	No	No	No	No
Race/Ethnicity	White	White	White	White	White	Not Disclosed	Hispanic	Hispanic
Veteran	Yes	No	No	No	No	No	Yes	No
(1)Several director nominees have experience in the Services industry, including Mr. Montelongo who is the chair of the Audit Committee.
In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company.

Clifford Skelton Age: 67 Director since: 2019 Non-Independent Occupation: President and Chief Executive Officer, Conduent Incorporated Other Public Company Directorships: None
Other Background: On February 25, 2020, the Board appointed Mr. Skelton to serve as our Chief Executive Officer. Mr. Skelton had served in this role on an interim basis since August 2019. He previously served as our Chief Operating Officer from June 2019 to August 2019. Prior to joining Conduent, Mr. Skelton served as President of Fiserv Output Solutions from March 2017 to June 2019 and as the Group President and Chief Information Officer at Fiserv from April 2012 until March 2017. Mr. Skelton also held a variety of leadership roles at companies such as Ally Financial (formerly General Motors Acceptance Corporation) and Bank of America. Mr. Skelton is a former Navy fighter pilot and served in the Navy for over 20 years. Mr. Skelton received a Bachelor of Arts degree from the University of Southern California and a Master in Public Administration degree from Harvard University’s John F. Kennedy School of Government.

Mr. Skelton brings to the Board unique client services, financial and operational experience and a proven track record of leading growth and corporate transformations through his leadership positions with Fiserv, Ally Financial and Bank of America.

Hunter Gary
Age: 48         Director since: 2020
Independent
Occupation: Senior Managing Director, Icahn Enterprises L.P.
Other Public Company Directorships: Vivus, Inc. (since 2020); CVR Energy, Inc. (since 2018); Herc Holdings Inc. (2022-2023); Herbalife Nutrition Ltd. (2014-2021); CVR Partners, L.P. (2018-2019), CVR Refining, L.P. (2018-2019); Federal-Mogul (2012 to 2016); Voltari Corporation (2007-2015); American Railcar Industries, Inc. (2008-2015); Viskase Companies Inc. (2012-2015); Tropicana Entertainment Inc. (2010-2018); and Cadus Corporation (2014-2018). Carl C. Icahn has a non-controlling interest in Vivus, Inc. and CVR Energy, Inc. through the ownership of securities.

Other Background: Mr. Gary has served as Senior Managing Director of Icahn Enterprises L.P. (“IEP”), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, and has been employed by IEP since November 2010. Prior to that time, Mr. Gary was employed by Icahn Associates Corporation, an affiliate of IEP, in various roles since June 2003. From 1997 to 2002, Mr. Gary worked, most recently, as a Managing Director at Kaufhof Warenhaus AG.
Mr. Gary has served as director for Vivus, Inc., a pharmaceutical company, since December 2020, and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since September 2018. Mr. Gary also served as a director for Herc Holdings Inc., an equipment rental company, from May 2022 until March 2023. He has also served in various operational and oversight roles of several other public companies and private companies. Mr. Gary received his B.S. with senior honors from Georgetown University, as well as a certificate of executive development from Columbia Graduate School of Business.
Mr. Gary is a director selected by the Icahn Group pursuant to the Icahn Agreement. He brings to the Board significant operational and finance expertise and experience providing strategic advice and guidance gained from his positions with IEP and his experience as a director and in operational roles at other public and private companies.

Kathy Higgins Victor Age: 66 Director since: 2019 Independent Occupation: President and CEO Centera Corporation Other Public Company Directorships: Best Buy (1999-2020)
Other Background: Ms. Higgins Victor has served as the President and CEO of Centera Corporation, an executive development and leadership coaching firm, since 1995, where she advises CEOs and C-suites on leadership effectiveness, executive and CEO succession and corporate governance. Prior to Centera, Ms. Higgins Victor served as Chief Human Resources Officer at Northwest Airlines, Inc., where she was responsible for executive compensation, employee benefits and labor relations. She also held Human Resource-related leadership roles at The Pillsbury Co., Grand Metropolitan PLC and Burger King Corp. earlier in her career. Ms. Higgins Victor received her B.A. cum laude from the University of Avila.
Ms. Higgins Victor brings to the Board significant experience in human resources, talent management, organizational culture and succession planning from her roles at Centera, Northwest Airlines Inc., The Pillsbury
Co., Grand Metropolitan PLC and Burger King Corp. She also brings corporate governance expertise from her decades of experience at Centera and public company board experience.

Scott Letier (Chairman of the Board)
Age: 62         Director since: 2018
Independent
Occupation: Managing Director of Deason Capital Services, LLC, the family office for Darwin Deason
Other Public Company Directorships: Xerox Holding Corporation (since 2018). Darwin Deason has a non-controlling interest in Xerox Holding Corporation through the ownership of securities.

Other Background: Mr. Letier has been Managing Director of Deason Capital Services, LLC (“DCS”) since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and in addition to Xerox Holding Corporation, he currently serves on the board of directors for a number of private companies including: MV Transportation, Inc., the leading provider of paratransit services and the largest privately-owned passenger transportation contracting firm in the United States, Stellar Global, LLC, an Australian and U.S. based BPO/CRM Call Center Company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University – Cox School of Business.
Mr. Letier is a director selected by Darwin Deason pursuant to the Deason Agreement. With his over 20 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Conduent, including his significant audit experience and investment and financial expertise gained from serving as a private equity and investment professional and chief financial officer.

Jesse A. Lynn
Age: 52         Director since: 2019
Independent
Occupation: General Counsel, Icahn Enterprises L.P.
Other Public Company Directorships: Crown Holdings, Inc. (since 2022); FirstEnergy Corp. (since 2021); Xerox Holdings Corporation (since 2021); Cloudera, Inc. (2019-2021); Herbalife Nutrition Ltd. (2014-2021); and The Manitowoc Company, Inc. (2015-2018). Carl C. Icahn has a non-controlling interest in Crown Holdings, Inc., FirstEnergy Corp. and Xerox Holdings Corporation through the ownership of securities.

Other Background: Mr. Lynn has been general counsel of IEP, a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, since 2014. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of IEP. Mr. Lynn has been a director of: Crown Holdings, Inc., a global supplier of rigid, transit and protective packaging products, since December 2022; FirstEnergy Corp., an electric utility company, since March 2021; and Xerox Holdings Corporation, a print and digital document products and services company, since November 2021. Mr. Lynn was previously a director of: Cloudera, Inc., a company that provides a software platform for data engineering, data warehousing, machine learning and analytics, from August 2019 to October 2021; Herbalife Nutrition Ltd., a nutrition company, from 2014 to January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 until 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn received a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the Boston University School of Law.
Mr. Lynn is a director selected by the Icahn Group pursuant to the Icahn Agreement. He brings to the Board legal and finance expertise gained both in private practice as well as his positions with Icahn Enterprises and his experience as a director of other public companies.

Steven Miller
Age: 34         Director since: 2021
Independent
Occupation: Portfolio Manager, Icahn Capital LP
Other Public Company Directorships: Bausch Health Companies Inc. (since 2021); Xerox Holdings Corporation (since 2021); Herc Holdings Inc. (2022-2023); Carl C. Icahn has a non-controlling interest in Bausch Health Companies Inc. and Xerox Holdings Corporation through the ownership of securities.

Other Background: Mr. Miller has been a Portfolio Manager of Icahn Capital LP (“Icahn Capital”) since October 2020. Mr. Miller is responsible for analysis and engagement in connection with investments by Icahn Capital in public securities. Icahn Capital is a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses. Prior to joining Icahn Capital, Mr. Miller was an Analyst in the Distressed and Special Situations investment group in the New York office of BlueMountain Capital Management, LLC (“BlueMountain”) from 2013 to 2019. Mr. Miller represented BlueMountain on the Ad Hoc Group of Puerto Rico Electric Power Authority Bondholders from 2014 to 2019. From 2011 to 2013, Mr. Miller was an Analyst in the Distressed Products Group in the New York office of Goldman, Sachs & Co. Mr. Miller has served on the Bausch Health Companies Inc. board since March 2021 and the Xerox Holdings Corporation board since June 2021. Mr. Miller was previously a director of Herc Holdings Inc. from May 2022 to March 2023. Mr. Miller received a B.S. summa cum laude from Duke University in 2011.
Mr. Miller is a director selected by the Icahn Group pursuant to the Icahn Agreement. He brings to the Board experience in investment and finance, complex debt matters and as a director of other public companies.

Michael Montelongo
Age: 67         Director since 2020
Independent
Occupation: President and Chief Executive Officer of GRC Advisory Services, LLC
Other Public Company Directorships: Civeo Corporation (since 2021); Herbalife Nutrition Ltd. (2015-2021)

Other Background: Mr. Montelongo has served as President and Chief Executive Officer of GRC Advisory Services, LLC, a board governance firm, since July 2016, and was previously Chief Administrative Officer and Senior Vice President, Public Policy and Corporate Affairs for Sodexo, Inc., a facilities and hospitality outsourcing services enterprise, from January 2008 to July 2016. He is a former George W. Bush White House appointee serving as the 19th Assistant Secretary for Financial Management and Chief Financial Officer of the U.S. Air Force from August 2001 to March 2005 and concluded his tenure at the Pentagon as acting Secretary of the Air Force. Mr. Montelongo is a lifetime member of the Council on Foreign Relations and was an executive with a global management consulting firm and a regional telecommunications company. He completed a career in the U.S. Army that included line and staff assignments, a Congressional Fellowship in the U.S. Senate and service as an assistant professor teaching economics and political science at West Point. Mr. Montelongo is also a senior advisor at leadershipForward, Inc., a premier leadership performance firm, and serves on the boards of Civeo Corporation, an accommodation services multinational outsourcing corporation, and privately-held Palmex I LTD, an international B2B snack-pellet producer. Mr. Montelongo earned his B.S. from West Point and an M.B.A. from Harvard Business School.
Mr. Montelongo brings to the Board significant experience and a cross-industry background in board governance, strategy, financial and risk management, policymaking and operational excellence from his roles as a business services executive and corporate governance leader at GRC Advisory Services, LLC, Sodexo, Inc. and the Pentagon. He also brings financial and audit committee experience from serving as a director on other public company boards.

Margarita Paláu-Hernández
Age: 66         Director since: 2019
Independent
Occupation: Founder and Chief Executive Officer of Hernández Ventures
Other Public Company Directorships: Xerox Holdings Corporation (since 2021); Apartment Income REIT Corporation (since 2021); Occidental Petroleum Corporation (2020-2022); Herbalife Nutrition Ltd. (2018-2021); and ALJ Regional Holdings, Inc. (2015-2019)

Other Background: Ms. Paláu-Hernández is the founder and Chief Executive Officer of Hernández Ventures, a private firm engaged in the acquisition and management of a variety of business interests in the United States and Mexico, a position she has held since November 1988. Prior to founding Hernández Ventures, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea, where she focused on domestic and international business and real estate transactions from September 1985 until August 1988. In September 2018, Ms. Paláu-Hernández was nominated to serve as a Representative of the United States to the Seventy-Third Session of the General Assembly of the United Nations. Ms. Paláu-Hernández has served as a member of the board of Apartment Income REIT Corporation since December 2021 and has served on the Xerox Holdings Corporation board since June 2021. She was previously a member of the Occidental Petroleum Corporation board from March 2020 - May 2022, Herbalife Nutrition Ltd. board from 2018 – 2021 and the ALJ Regional Holdings, Inc. board from 2015 to 2019. Ms. Paláu-Hernández earned a Bachelor of Arts degree from the University of San Diego and a J.D. from UCLA School of Law.
Ms. Paláu-Hernández brings to the Board over 30 years of knowledge and experience regarding international business and legal matters from her roles at Hernández Ventures and McCutcheon, Black, Verleger & Shea. She also brings to the Board her experience as a director on other public company boards.
Board Diversity Matrix As of March 31, 2023

Board Size:
Total Number of Directors	8
Number of Directors based on Gender Identity:
Male	6
Female	2
Non-Binary	0
Did Not Disclose	0
Number of Directors who identify in Any of the Categories Below:
African American or Black	0
Alaskan Native or American Indian	0
Asian	0
Hispanic or Latinx	2
Native Hawaiian or Pacific Islander	0
White	5
Two or More Races or Ethnicities	0
LGBTQ+	0
Persons with Disabilities	0
Did Not Disclose	1
Directors who are Military Veterans	2
The Board recommends a vote
FOR
the election of the eight (8) Directors nominated by the Board

CORPORATE GOVERNANCE
The Company is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board of Directors; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct can be accessed through our website at https://www.conduent.com/corporate-governance/ethics-and-compliance. Additionally, our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance, Risk Oversight, and Corporate Social Responsibility and Public Policy Committees can be accessed through our website at https://www.conduent.com/corporate-governance. They are also available to any shareholder who requests them in writing addressed to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for Members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, and consistent with the requirements of applicable SEC and Nasdaq rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance and Corporate Governance Guidelines.
Director Nomination Process
The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management and shareholders (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to senior Company management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and ability to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities. In addition, the Board recognizes the tremendous value of having a diverse collection of directors, and as such, also places value on candidates who are women, from an underrepresented racial or ethnic group, who are LGBTQ, with disabilities, who are military veterans, or with other diverse or underrepresented characteristics.
Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee as director nominees may do so by submitting a written recommendation to the Secretary of the Company at Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. All submissions are reviewed by the Corporate Governance Committee. Recommendations received no earlier than November 13, 2023 and no later than December 13, 2023 will be considered for nomination at the Company’s 2024 Annual Meeting of Shareholders.
Board Leadership Structure
We believe that the most effective board structure is one that emphasizes Board independence and ensures that the Board’s deliberations are not dominated by management while also ensuring that the Board and senior management act with a common purpose and in the best interest of the Company. At this time, we believe this balance is achieved through the appointment of an independent Chairman of the Board. Accordingly, Scott Letier, an independent director, serves as Chairman of the Board. Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. As of the date of this Proxy Statement, all of our current directors and director nominees qualify as independent directors, except for Mr. Skelton, and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level. You can find more information on our Board leadership structure in the Corporate Governance Guidelines posted on the Company’s website at www.conduent.com/corporate-governance.
Risk Oversight
Our Board of Directors maintains oversight responsibility for our Enterprise Risk Management (“ERM”) program. This oversight is facilitated primarily through the Risk Oversight Committee of the Board, which previews the ERM program, related assessments and remediation activities for subsequent review by the Board. At least quarterly, the Board’s Risk Oversight Committee and Audit Committee meet with management, the Chief Administrative Officer (“CAO”), the Chief Audit Executive, and Conduent’s external auditors to discuss risk matters and operating practices, including actions taken by management to address risk exposures. Our ERM program is designed to strengthen our risk management capabilities by developing and implementing a governance structure, risk framework, and processes that enable the identification, assessment, monitoring and management of strategic, financial, operational, technology, and compliance risks. The ERM program, executed under the direction of the CAO, enables organizational value through effective integration of risk practices into strategic planning and enterprise decision making. Our risk team collaborates with management and business unit risk leaders to identify and assess emerging risks, monitor risks, develop and prioritize risk mitigation plans, and provide consolidated views of risk across the enterprise.
Environmental, Social, Governance (“ESG”) Oversight and Highlights
We are committed to conducting business in an environmentally sustainable and socially responsible manner, in all of our interactions with our stakeholders, including clients, associates, suppliers, shareholders, and the global communities in which we operate. We take a holistic approach to incorporate ESG into our corporate strategy and enterprise risk management framework to anticipate risks and opportunities that may arise. We strongly believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our company and its shareholders.
Our ESG initiatives are overseen by our Board’s Corporate Social Responsibility and Public Policy (“CSR&PP”) Committee, whose responsibilities are listed in its charter. The Company’s strategy, which integrates our ESG initiatives, is led by the Company’s CEO and his team. A management-level ESG Steering Committee, comprised of Legal, Marketing, ESG, Investor Relations, Diversity and Inclusion, Human Resources, Real Estate, Strategy, Procurement and Risk Management leaders, is charged with working with business units and corporate functions to set and execute ESG goals and to provide long-term strategic guidance and direction on material ESG policies, processes and measurements. Members of the ESG Steering Committee meet quarterly with the CSR&PP Committee and the full Board to discuss Conduent’s ESG objectives, as well as to provide periodic briefings and education on core concepts and trends that impact social responsibility initiatives. This regular engagement gives the Board insight into how ESG initiatives are integrated into the Company’s overall company strategy and social responsibility initiatives.
Our ESG initiatives are focused on the below-referenced ESG focus areas that we have determined, through extensive engagement between our senior leadership team and our Board, as well as with our stakeholders, to be most relevant to our industry, our businesses and our stakeholders:

Our key ESG initiatives support the following overarching ESG outcomes on which Conduent is focused:

Alleviating Poverty and Hunger

Contributing to Well-being, Gender Equality and Decent Work

Driving Environmental Impact and Promoting Sustainable Cities

Our most recent Corporate Social Responsibility (CSR) report was published in 2022 and includes reporting based on, among other sources, the reporting standards published by the Sustainability Accounting Standards Board (SASB) and, for the first time, recommended climate disclosures from the Task Force on Climate-related Financial Disclosures (TCFD). Our CSR reporting also includes key performance indicators (KPIs) for our ESG focus areas, which are monitored and overseen by our CSR&PP Committee and full Board. We expect to continue to enhance our CSR reporting in 2023. In addition, we annually complete the Carbon Disclosure Project (CDP) Climate Change questionnaire and expect to continue doing so.
We are honored to be recognized for the progress we have made in building a better world with all of our stakeholders, including the following honors in 2022:
▪Forbes – “America’s Best 500 Employers for Diversity”;
▪Newsweek – “Top 100 Most Loved Workplaces”;
▪Human Rights Campaign – Best Places to Work for LGBTQ+ Equality – U.S.;
▪Disability Equity Index – Best Places to Work for Disability Inclusion;
▪India Workplace Equality Index – Top Employer for LGBT+ Inclusion;
▪Comparably – Best Companies and CEOs for Women, Best Companies for Diversity, Thriving in Remote Culture; and
▪National Association of Corporate Directors (NACD) Diversity, Equity, and Inclusion Award – Public Company-Small Cap Finalist.
For more ESG information, please refer to Conduent’s 2021 Corporate Social Responsibility report located in the ESG section on our website at https://investor.conduent.com. The contents of the ESG section of our website, including our Corporate Social Responsibility report, are referenced for general information only and are not incorporated into this Proxy Statement.
Director Independence
A director is not considered independent unless the Corporate Governance Committee and Board determine that he or she has no material relationship with the Company. The Board makes a determination as to each director’s independence broadly considering all relevant facts and circumstances. A director is presumed not to have a material relationship with the Company if the director meets all the bright-line independence and other applicable requirements under the Nasdaq listing standards and all other applicable laws, rules and regulations regarding independence.
In addition, the Corporate Governance Committee and the Board review relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See “Certain Relationships and Related Person Transactions.”
As a result of this review, our Board has determined that all of the nominees for election as directors at the Annual Meeting are, and were during 2022, independent under the Nasdaq rules and our Corporate Governance Guidelines, with the exception of Clifford Skelton, our CEO.
Certain Relationships and Related Person Transactions
Related Person Transactions Policy
The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy, which is administered by the Corporate Governance Committee, provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and where the amount involved exceeds $120,000 in the aggregate, is subject to review (each such transaction, a “Related Person Transaction”). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company. No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”
In the normal course of business, the Company provides services to (including human resources, end-user support and other services and solutions), and purchases from (including office equipment and related services and supplies), certain parties in which Carl C. Icahn and his affiliates (collectively, the “Icahn shareholders”), a beneficial owner of more than five percent of the Company’s voting securities, have an ownership interest. Total transactions with the Icahn shareholders in 2022 were as follows: revenue from these parties was approximately $11 million; purchases from these parties was approximately $26 million.
In 2021, one of the Company’s vendors, Sia Partners US, Inc. (f/k/a Summus Group), engaged a consultant who was assigned to work at the Company. The consultant is Sara Prout, spouse of Mark Prout, our Executive Vice President, Chief Information Officer. This was a consulting arrangement entered into in the ordinary course of business. Sia Partners US, Inc. was paid $278,160 in respect of the work done by Sara Prout during 2022.
Icahn Agreements and Deason Agreement
See above under “Proposal 1 – Election of Directors” for information regarding our interest in (1) agreements between Xerox and the Icahn Group and (2) the agreement with Darwin Deason.

BOARD OF DIRECTORS AND BOARD COMMITTEES
Committee Functions, Membership and Meetings
Our Board has five standing committees: Audit, Compensation, Corporate Governance, Risk Oversight (created in August 2022) and Corporate Social Responsibility and Public Policy. Previously, the Board also had a Finance Committee, which was generally responsible for reviewing the Company’s cash position, capital structure and strategies, financing strategies and insurance coverage. In August 2022, the Board created the Risk Oversight Committee to assist the Board in fulfilling its corporate governance responsibilities with regard to the evaluation and oversight of the Company’s risk management framework and associated guidelines, policies and processes. At the same time, the Board combined the Finance Committee with the Audit Committee, and the Finance Committee ceased to be a separate committee. The Finance Committee met five times in 2022 prior to being combined with the Audit Committee. In connection with the creation of the Risk Oversight Committee and the combination of the Finance Committee into the Audit Committee, the Board also approved retaining at the full Board level its review and approval of the Company’s three-year strategic plan and annual capital budget and any material changes thereto.
Set forth below is a summary of the responsibilities of each committee, the number of committee meetings held during 2022 for each committee and a list of the members and chair of each committee. A copy of the charter of each committee is posted on the Company’s website at www.conduent.com/corporate-governance.
Audit Committee (8 meetings)
The responsibilities of the Audit Committee are set forth in the Audit Committee charter and include the following:
•appoint, retain, compensate, evaluate and replace our independent auditors;
•review and pre-approve audit services to be performed by our independent auditors;
•examine and make recommendations with respect to the audit scope, plans for and results of the annual audit;
•assess independent auditor’s qualifications and independence;
•oversee the activities, qualifications, adequacy of resources, performance and effectiveness of the internal audit organization and review and approve the internal audit scope and internal audit plan;
•review with management, the independent auditors and the internal auditors the quality and adequacy of internal controls;
•review and make recommendations to the Board regarding the Company’s policies and disclosures with regard to affiliate transactions;
•oversee the integrity of the Company’s financial statements;
•review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;
•oversee the Company’s compliance with legal and regulatory requirements;
•assess performance of the Company’s independent auditors and the internal audit function;
•review the Company’s cash position, capital structure, status of credit ratings and strategies, financing strategies and insurance coverage and report to the full Board with respect thereto as appropriate;
•review and make recommendations to the management and the full Board as appropriate with respect to the Company’s dividend policy and capital allocation policy;
•review the adequacy of the funding of the Company’s funded retirement plans and welfare benefits plans (other than those plans maintained pursuant to a collective agreement that names the Joint Administrative Board as the governing plan fiduciary) in terms of the Company’s corporate purposes; and
•review the Company’s policy on derivatives.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included in this Proxy Statement beginning on page 59.
Members: Kathy Higgins Victor, Steven Miller and Michael Montelongo.
Chair: Mr. Montelongo
The Board has determined that all of the members of the Audit Committee are: (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and Nasdaq rules and are able to read and understand financial statements; and (2) “audit committee financial experts,” as defined in the applicable SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.
Compensation Committee (5 meetings)
The responsibilities of the Compensation Committee are set forth in the Compensation Committee charter and include the following:
•review and approve the goals, objectives and philosophies with respect to the compensation of the CEO and other key executive officers;
•review and approve the compensation of the CEO and other key executive officers;
•oversee the evaluation of the CEO;
•review, and approve key executive officer compensation and retirement plans, and administer and interpret such compensation plans;
•review and approve employment, severance, change-in-control, termination and retirement arrangements for key executive officers;
•review and recommend to the Board the Company’s stock ownership guidelines and all material compensation-related policies;
•oversee succession planning for executive officers;
•oversee and review the assessment and mitigation of risks associated with the Company’s compensation policies and practices;
•oversee shareholder communications on executive compensation; and
•have sole authority to retain, terminate and assess the independence of the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers, and oversee the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company.
The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management, and has recommended to the Board that the CD&A be included in this Proxy Statement (beginning on page 28) and incorporated by reference into the Company’s 2022 Annual Report on Form 10-K. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 43 of this Proxy Statement.
The Compensation Committee has not delegated its authority with respect to executive compensation decisions. The Compensation Committee has, however, delegated authority under the Company’s equity plan to the CEO and Chief Human Resources Officer to grant equity awards to employees who are not executive officers. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.
Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Chief Human Resources Officer. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2022, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed on page 33 of this Proxy Statement.
Members: Hunter Gary, Scott Letier and Margarita Paláu-Hernández.
Chair: Mr. Gary
The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules and that each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Compensation Committee Interlocks and Insider Participation
During 2022, Messrs. Gary and Letier and Ms. Paláu-Hernández each served on our Compensation Committee. No member of the Compensation Committee was during 2022, or is, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.
Corporate Governance Committee (4 meetings)
The responsibilities of the Corporate Governance Committee are set forth in the Corporate Governance Committee charter and include the following:
•identify, screen and recommend candidates for membership on the Board, consistent with criteria recommended by the Corporate Governance Committee and approved by the Board;
•review and make recommendations to the Board concerning the size, structure, composition and procedures of the Board and Board committees;
•review and make recommendations to the Board concerning length of Board services and retirement age for Board members;
•review and assess the independence of each director and make recommendations to the Board regarding the independence of each director;
•review director compensation and recommend to the Board any changes;
•consider matters of corporate governance and review the Company’s corporate governance policies, including the Corporate Governance Guidelines;
•monitor compliance with the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors;
•administer the Company’s Related Person Transactions Policy;
•review and recommend director orientation and continuing director education;
•provide oversight and make recommendations to the Board regarding the Company’s response to shareholder proposals;
•review and discuss with management disclosure of the Company’s corporate governance practices to be included in the Company’s proxy statement and Form 10-K; and
•oversee the annual evaluation processes of the Board and Board committees.
The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.
Members: Hunter Gary, Jesse Lynn and Margarita Paláu-Hernández.
Chair: Ms. Paláu-Hernández
The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.

Risk Oversight Committee (1 meeting)
The responsibilities of the Risk Oversight Committee are set forth in the Risk Oversight Committee charter and include the following:
•oversee the Company’s risk assessment policies and practices, including the ERM process, and, at least annually, preview the ERM assessment and process for subsequent review by the Board;
•oversee the development, implementation and operation of policies necessary to identify, assess, monitor and manage all categories of enterprise risk, including strategic, operational, technology, and compliance;
•oversee and monitor the Company’s risk management framework;
•review the effectiveness of the Company’s compliance and ethics program, including reviewing and approving the Company’s Code of Business Conduct and Ethics and Finance Code of Conduct;
•meet quarterly with management regarding strategy for monitoring and maintaining information security;
•assist in the Board’s oversight of the role of technology in executing the Company’s strategy and supporting the Company’s business and operational requirements;
•oversee and monitor the Company’s technology risk management, including but not limited to the Company’s material programs, policies, and safeguards for information technology, cybersecurity and data security;
•receive and review periodic reports from the Company’s Chief Information Officer concerning the Company’s technology infrastructure and the quality and effectiveness of the Company’s information technology systems and processes;
•evaluate significant risk exposures of the Company and assess management’s actions to mitigate the exposures in a timely manner;
•receive and review quarterly (and more often as necessary) reports from the Chief Risk Officer concerning, among other things, any potential material issues regarding: the Company’s risk management framework, policies or compliance with applicable laws, and the Company’s contracts and relationships with its vendors, including the Company’s ability to perform adequately under those contracts, and the risk of nonpayment and/or fines associated with any inability to perform under the contracts;
•review at least annually the effectiveness of the Company’s internal controls over the Company’s compliance and management risks, with the assistance of the General Counsel and the Chief Compliance Officer, and review proposed changes to the Company’s policies and internal controls as necessary; and
•review and approve (1) acquisitions in excess of $75 million or involving the issuance of Company stock and (2) dispositions of assets or stock of a subsidiary in excess of $50 million.
Members: Scott Letier, Steven Miller and Michael Montelongo.
Chair: Mr. Miller
The Board has determined that all of the members of the Risk Oversight Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.
Corporate Social Responsibility and Public Policy Committee (4 meetings)
The responsibilities of the Corporate Social Responsibility and Public Policy Committee are set forth in the Corporate Social Responsibility and Public Policy Committee charter and include the following:
•review the Company’s policies, programs and practices regarding ESG focus areas, including the impact of climate change and other environmental matters, energy and natural resource conservation, supply chain sustainability, employee health, safety and well-being, diversity, equity and inclusion, workforce human rights, public policy engagement, and corporate charitable and philanthropic activities (“Social Responsibility Focus Areas”);

•review and monitor the development and implementation of the goals the Company may establish from time to time for its performance with respect to its Social Responsibility Focus Areas, the development of metrics and procedures to gauge progress toward achievement of those goals, and the Company’s progress against those goals;
•review in advance the Company’s global ESG communication plans and any public reports issued from time to time by the Company in connection with reporting results of the Company’s initiatives related to the Social Responsibility Focus Areas, including the Company’s Sustainability Accounting Standards Board framework and Corporate Social Responsibility Report, or any similar successor reporting frameworks;
•review a summary report of the Company’s charitable giving;
•review and monitor the Company’s strategies and efforts to address the Company’s short- and long-term brand trust opportunities and brand leadership priorities that are significant to the Company, its customers and other stakeholders;
•review and make recommendations with respect to shareholder proposals relating to any of the Social Responsibility Focus Areas or other related matters, if and as requested by the Company’s Corporate Governance Committee; and
•review, identify, evaluate, and monitor environmental, social and related public policy trends, issues, risks and concerns, domestic and foreign, which affect or could affect the Company’s business activities and performance, and make recommendations to the Board regarding such efforts.
Members: Kathy Higgins Victor, Jesse Lynn and Michael Montelongo.
Chair: Ms. Higgins Victor
The Board has determined that all of the members of the Corporate Social Responsibility and Public Policy Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.
Board and Committee Meetings; Annual Meeting Attendance
Board and Committee Meeting Attendance: 4 meetings of the Board of Directors were held in 2022. The number of meetings held by each of our Board committees is noted above under “Committee Functions, Membership and Meetings.” All incumbent directors attended at least 98% of the total number of meetings of the Board and Board committees on which they served. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.
Annual Meeting Attendance Policy: The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees attended the 2022 Annual Meeting of Shareholders.
Annual Director Compensation
Our Board, upon the review and recommendation of our Corporate Governance Committee, adopted a compensation program for our non-employee directors, which is reviewed annually. The following is a brief summary of the material elements of the program.
Cash Compensation
Under the program, non-employee directors received the following cash fees in 2022, paid pro rata on a semi-annual basis, with adjustments for 2023 approved by our Board and noted where applicable:
•An annual retainer of $80,000;
•$125,000 as an annual fee for the Non-Executive Chairman;
•$25,000 as an annual retainer for the Audit Committee Chair (increasing to $35,000 for 2023) and $15,000 for each other member of the Audit Committee;
•$20,000 for the Compensation Committee Chair (increasing to $27,000 for 2023) and $12,000 for each other member of the Compensation Committee;
•$15,000 for the Corporate Governance Committee Chair (increasing to $20,000 for 2023) and $10,000 for each other member of the Corporate Governance Committee;

•$15,000 for the Finance Committee Chair and $10,000 for each other member of the Finance Committee (pro rata through August 24, 2022 and eliminated for 2023);
•$15,000 for the Risk Oversight Committee Chair (pro rata from August 24, 2022 through December 31, 2022 and increasing to $20,000 for 2023) and $10,000 for each other member of the Risk Oversight Committee (pro rata from August 24, 2022 through December 31, 2022); and
•$15,000 for the Corporate Social Responsibility and Public Policy Committee Chair (increasing to $20,000 for 2023) and $10,000 for each other member of the Corporate Social Responsibility and Public Policy Committee.
All directors are also reimbursed for reasonable expenses incurred in connection with service on the Board or any of its Committees.
Equity Compensation
Under the program, each non-employee director is automatically eligible for an annual equity award granted in the form of deferred stock units (“DSU”) under the Conduent Incorporated 2021 Performance Incentive Plan. A DSU is a bookkeeping entry that represents the right to receive one share of our Common Stock at a future date. DSUs are vested on the date of grant and include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of our Common Stock would be entitled to receive in dividends. For 2022, our non-employee directors were entitled to an annual grant of DSUs with a grant date fair value of $190,000. If a director separates from service prior to year-end, DSU grants include a clawback provision allowing for recovery of DSUs granted during the year of separation from service on a pro rata basis.
Deferral of Retainer Fees
Board members can elect to receive up to 100% of their $80,000 annual cash retainer, committee fees or other fees in the form of DSUs, the payout of which are deferred for a specified number of years following grant, as determined by the director, or until any earlier separation from service.
Director Stock Ownership Guidelines
The program includes stock ownership guidelines that require directors to own Common Stock in a minimum amount equal to 6 times the annual cash retainer ($80,000 x 6 = $480,000). Directors are required to retain 50% of all shares received upon the vesting of equity awards (net of shares which may be sold to cover applicable taxes) until the threshold is achieved.
2022 Director Compensation Table
The following table shows the compensation paid by Conduent to its non-employee directors for the fiscal year ended December 31, 2022. Clifford Skelton, Chief Executive Officer is not included in this table because he was an employee of the Company during 2022 and received no additional compensation for his service as a director. The compensation received by Mr. Skelton as an employee is included in the 2022 Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Hunter Gary	110,000		190,000	—	300,000
Kathy Higgins Victor	110,000		190,000	—	300,000
Scott Letier	227,000	(2)	190,000	—	417,000
Jesse Lynn	100,000		190,000	—	290,000
Steven Miller	110,000		190,000	—	300,000
Michael Montelongo	125,000		190,000	—	315,000
Margarita Paláu-Hernández	107,000	(2)	190,000	—	297,000
(1)This column reflects the aggregate grant date fair value of the annual equity grant made to non-employee directors in the form of DSUs ($190,000) and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation—Stock Compensation.

(2)Directors elected to defer all or a portion of their annual cash retainer(s) and committee fees reflected in the Fees Earned or Paid in Cash column in the form of DSUs as follows: Mr. Letier: $227,000; and Margarita Paláu-Hernández: $107,000
The total number of all DSUs held by each director as of December 31, 2022 is as follows: Mr. Gary: 33,629; Ms. Higgins Victor: 106,111; Mr. Letier: 212,250; Mr. Lynn: 33,629; Mr. Miller: 33,629; Mr. Montelongo: 73,295; and Ms. Paláu-Hernández: 95,877.

SECURITIES OWNERSHIP
Security Ownership of Certain Beneficial Owners (1)
We are not aware of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities as of February 28, 2023, except as set forth below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Mr. Carl C. Icahn (2) c/o Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	38,149,336	17.46%
Common Stock	The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	18,823,097	8.62%
Common Stock	BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	16,917,368	7.74%
Common Stock	Neuberger Berman Group LLC/Neuberger Berman Investment Advisers LLC (5) 1290 Avenue of the Americas New York, NY 10104	13,947,977	6.39%
Common Stock	Mr. Darwin A. Deason (6) 3953 Maple Avenue, Suite 150 Dallas, TX 75219	12,320,307	5.64%
____________________
(1)The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. Other than Percent of Class, the information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D or 13D/A) filed by the named entity with the SEC.
(2)Based on a Schedule 13D/A filed with the SEC on August 16, 2019 by Carl C. Icahn to report his beneficial ownership as of that date.
Represents shares of Common Stock held by the following group of entities associated with Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”) (collectively, the “Reporting Persons”). The principal business address of (i) each of the Reporting Persons is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153.
High River has sole voting power and sole dispositive power with regard to 7,629,868 shares of Common Stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Master has sole voting power and sole dispositive power with regard to 12,672,483 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners has sole voting power and sole dispositive power with regard to 17,846,985 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares of Common Stock which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares of Common Stock which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares of Common Stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes.
(3)Based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”), Vanguard has no sole voting power for shares of Common Stock, sole dispositive power for 18,388,329 shares of Common Stock, shared voting power for 287,182 shares of Common Stock and shared dispositive power for 434,768 shares of Common Stock.
(4)Based on a Schedule 13G/A filed with the SEC on January 30, 2023 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power for 15,836,337 shares of Common Stock, sole dispositive power for 16,917,368 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock.
(5)Based on a Schedule 13G/A filed with the SEC on February 10, 2023 by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC (together “Neuberger”), Neuberger has no sole voting power or sole dispositive power for share of Common Stock, shared voting power for 11,534,715 shares of Common Stock and shared dispositive power for 13,947,977 shares of Common Stock.
(6)Based on a Schedule 13D/A filed with the SEC on February 16, 2021 by Darwin A. Deason. Mr. Deason has sole voting power and sole dispositive power for 12,320,307 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock, which shares include 5,393,256 shares of Common Stock issuable upon the conversion of 120,000 shares of Conduent Series A Convertible Perpetual Preferred Stock held by Mr. Deason.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the named executive officers named in the Summary Compensation Table and all current directors and executive officers as a group, as of February 28, 2023, were as follows. To our knowledge, these individuals have sole voting and dispositive power with respect to the reported shares.

Name of Beneficial Owner	Amount Beneficially Owned (1)(2)(3)
Clifford Skelton	1,475,060
Hunter Gary	94,407
Kathy Higgins Victor	12,708
Louis Keyes	263,548
Michael Krawitz	490,050
Scott Letier	132,251
Jesse A. Lynn	83,633
Steven Miller	34,151
Michael Montelongo	90,431
Margarita Paláu-Hernández	45,524
Mark Prout	257,554
Stephen Wood	170,333
All directors and executive officers as a group (12 total)	3,149,650
____________________
(1)Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding as of February 28, 2023. The amount beneficially owned by all directors and executive officers as a group was 1.44%.
(2)Amount Beneficially Owned: The numbers shown above are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules and includes shares held indirectly.
(3)Shares of Common Stock which executive officers, directors and nominees have a right, within 60 days of February 28, 2023, to acquire upon the exercise of options or rights or upon vesting of performance shares, DSUs or restricted stock units are also required to be included for purposes of determining beneficial ownership. None of our executive officers, directors or nominees hold any Company securities which are exercisable or scheduled to vest within 60 days of February 28, 2023.
Section 16(a) Reports
Section 16(a) of the Exchange Act (“Section 16”) requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on review of these reports, or written representations from these persons that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors, executive officers and ten percent shareholders that were required to be filed under Section 16 during the fiscal year ended December 31, 2022 were timely filed.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we discuss the compensation philosophy, programs and practices adopted by the Compensation Committee of the Board of Directors of Conduent (the “Compensation Committee”) for our named executive officers and review the various objectives and elements of our executive compensation program, its alignment with performance and the 2022 compensation decisions regarding our named executive officers.
For purposes of this CD&A and the disclosure that follows, the following are our named executive officers for 2022:
•Clifford Skelton, President and Chief Executive Officer;
•Stephen Wood, Executive Vice President and Chief Financial Officer;
•Michael Krawitz, Executive Vice President, General Counsel and Secretary;
•Mark Prout, Executive Vice President, Chief Information Officer; and
•Louis Keyes, Executive Vice President, Transportation Solutions(1)
(1)On August 24, 2022, Louis Keyes’ role and title changed from Executive Vice President, Chief Revenue Officer to Executive Vice President, Transportation Solutions.
Executive Summary
With revenues of approximately $3.9 billion, we are a global technology-led business process solutions company delivering mission-critical services and solutions on behalf of businesses and governments to create exceptional outcomes for our clients and the millions of people who count on them. Through people, process, expertise, analytics and automation, our services and solutions create value by elevating customer experiences, increasing efficiencies and reducing costs. Our goal is to be the technology-led business services partner of choice for businesses and governments globally. To achieve this, we focus on delivering outcomes across three critical dimensions: Growth, Efficiency and Quality. Our strategy is designed to deliver shareholder value by creating profitable growth, expanding operating margins, identifying process efficiencies, and employing a disciplined capital allocation strategy.
Our strategic focus on Growth, Efficiency and Quality serves as the foundation for our compensation programs. Key aspects of our compensation program design are directly aligned to our growth journey and our strategic focus, including incentivizing revenue growth and operational efficiency, and creating sustainable shareholder value. To this end, our compensation program links pay to performance, aligns to our shareholder interests, and is reflective of our 2022 operational and financial results.
Growth: Our opportunity for growth comes from understanding our clients’ businesses and driving valuable outcomes for our clients to help them reduce costs, improve efficiencies and elevate customer experiences. We measure success in Growth through revenue retention and new business signings, among other metrics. In 2022, in response to our continued commitment to quality and efficiency, our clients have renewed contracts and given us more business in adjacent service lines, and we’ve gained new clients.
Our annual compensation bonus plan rewards achievement for success in Growth by including revenue and Net Annual Recurring Revenue (“ARR”) metrics. Our long-term incentive plans also reward Growth, as our performance restricted stock awards have metrics tied to increase in stock value and further measures our total shareholder return against our proxy peers.
Efficiency: We have continued to find ways to reduce costs and deliver solutions more efficiently. We have simplified and standardized our operating model by removing redundant management layers and applying processes that enable faster decision-making and greater transparency and accountability.
We continue to respond with agility to clients’ shifting needs resulting in a Net Promoter Score increase of 30 points over the past three years.
Our compensation plans reward success in Efficiency by measuring improvement in adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) margin. (Please refer to “Definitions” and “Non-GAAP Financial Measures”.)

Quality: Our clients count on stable, high-quality delivery of services. We continue to drive progress by increasing system uptime, improving operational stability, and creating client confidence and satisfaction.
Our focus on Quality has resulted in continued client confidence and satisfaction. We have been named GM Supplier of the Year and received the Toyota Financial Services Supplier Excellence Award, both for the second consecutive year.
These Quality measures directly impact revenue and Adjusted EBITDA margins and thus are important additional factors when determining annual incentive plan payouts.
Annual Performance Incentive Plan (“APIP”) Results
The performance measures and weightings in the 2022 APIP were Adjusted Revenue (weighted 40%), Adjusted EBITDA Margin(1) (weighted 40%) and Net ARR (weighted 20%). Our 2022 operational and financial results culminated in 63% of target payout for our APIP.
The 2022 performance goals were established in March 2022 and the Compensation Committee did not reset these goals or make upward adjustments in determining overall APIP Funding.
(1)Please see “Non-GAAP Financial Measures” beginning on page 51 of this Proxy Statement for information on our non-GAAP financial measures.
Long-Term Incentive Plan (“LTIP”) Results
2022 LTIP
Our 2022 LTIP grant included 50% time-based restricted stock units (“RSUs”), vesting ratably over a three-year period and 50% performance-restricted stock units (“PRSUs”) vesting over a three-year period. PRSUs are tied to our share price appreciation (“2022 PRSU—Share Hurdle”) with a relative Total Shareholder Return (“rTSR”) modifier of up to plus or minus 5%, based on Conduent’s stock performance relative to our August 2021-2022 compensation peers. This approach balances the need to drive shareholder value, while also fostering retention and stock ownership.
The first tranche of the 2022 PRSU—Share Hurdle awards did not vest on December 31, 2022 because our share price did not increase by at least 15% between the date of grant and December 31, 2022. These awards, however, remain outstanding and may be earned for active associates if the share price appreciation metric is met by December 31, 2024. The rTSR modifier from April 1 2022 through December 31, 2022 and Conduent’s relative stock price performance resulted in a modifier of -4.29%. As a result if the share hurdle for the first tranche of the 2022 PRSU—Share Hurdle award is achieved, the granted shares will be adjusted to 95.71% of original shares granted.
2021 LTIP
Our 2021 LTIP grant included time-based RSUs, weighted 50%, vesting ratably over a three-year period, and two types of PRSUs, each weighted 25%, and also vesting over a three-year period. The first PRSU type was tied to our share price appreciation (“2021 PRSU—Share Hurdle”). The second PRSU type (“2021 PRSU—Revenue Hurdle”), was tied to annual revenue growth with an Adjusted EBITDA margin threshold.
The second tranche of the 2021 PRSU—Share Hurdle awards did not vest on December 31, 2022 because our share price did not increase by at least 40% between the date of grant and December 31, 2022. These awards, however, remain outstanding, along with the first tranche of the 2021 PRSU—Share Hurdle awards, which also have not met their corresponding share hurdle of at least a 20% increase from the date of grant. Both tranches may be earned for active associates if the share price appreciation metrics are met by December 31, 2023.
Additionally, the second tranche of the 2021 PRSU—Revenue Hurdle awards, which are tied to revenue growth, did not vest on December 31, 2022, as neither our revenue growth target for 2022 nor our Adjusted EBITDA margin threshold were met. The Compensation Committee certified these results on February 2, 2023, and as a result, the second tranche of the 2021 PRSU—Revenue Hurdle shares was forfeited.
2020 LTIP
All of the share price hurdles for the 2020 PRSU annual grant have been achieved. As a result, the first, second and third tranches of the 2020 LTIP award were settled on December 31, 2020, December 31, 2021, and December 31, 2022, respectively.

Advisory Say on Pay Vote and Shareholder Engagement
Our executive compensation is subject to an annual advisory vote of shareholders at our Annual Meeting. The Compensation Committee considers the outcome of Say on Pay votes when making compensation decisions for our named executive officers. At the 2022 Annual Meeting of Shareholders, 96% of shares voted were in favor of our executive compensation program, demonstrating strong shareholder support. Our Board and the Compensation Committee greatly value the benefits of maintaining a dialogue with our shareholders and understanding their views. Our management team established and participated in various shareholder engagement activities in 2022. Our investor relations function proactively engages with our shareholders to provide updates on the performance of the Company and solicit feedback on various topics.
Executive Compensation Program
Compensation Philosophy
Our executive compensation program is designed to attract, motivate, reward and retain top talent necessary to drive our business strategy and create shareholder value. Our programs are designed to follow these principles:
•provide competitive compensation to attract and retain executives critical to our long-term success;
•align executive and shareholder interests using both short-term and long-term financial and strategic objectives that build a sustainable company;
•recognize and reward collective accountability and individual contribution to drive enterprise results;
•instill high standards of corporate governance and best practices; and
•mitigate excess risk taking and/or behavior that is inconsistent with the Company’s strategic plans and high ethical standards.
Checklist of Compensation Practices

What We Do		What We Don’t Do
✓	Deliver a significant portion of compensation through long-term incentives tied directly to shareholder value creation.	X	Permit re-pricing of underwater stock options or springloading of equity grants.
✓	Balance short- and long-term incentives with multiple performance metrics.	X	Provide a defined-benefit pension plan or SERPs to executives (only all-employee 401(k) plan).
✓	Impose caps on our annual incentive and PRSU awards for our named executive officers.	X	Provide special executive perquisites or excessive termination payments.
✓	Maintain a recoupment policy that allows clawback of compensation earned because of fraudulent or illegal conduct or in the event of an accounting restatement.	X	Allow directors, named executive officers and other senior leaders to hedge or pledge Company stock.
✓	Maintain stock ownership requirements for all of our named executive officers.	X	Permit tax gross-ups on change in control or other severance payments.
✓	Conduct an annual review of programs to ensure they do not encourage risks that have a material adverse effect on the Company.	X	Maintain written employment contracts with our executive officers.
✓	Maintain non-competition and non-solicitation agreements with our named executive officers that prohibit competing against Conduent and soliciting our customers or current associates after termination, to the extent legally permitted.	X	Allow single-trigger change in control arrangements.
✓	Engage an Independent Consultant under the direction of the Compensation Committee.	X	Provide guaranteed incentive payouts for named executive officers.

2022 Total Direct Compensation Targets for Named Executive Officers
The Compensation Committee approved the annual target total direct compensation levels for all executive officers for 2022. The table below illustrates annual base salary, target short-term incentive and target long-term equity-based incentive for each named executive officer as of December 31, 2022.

Executive	Title	Annual Base Salary	Target Short- Term Incentive (% of Base Salary)	Target Long- Term Incentive	Target Total Direct Compensation
Clifford Skelton	President and Chief Executive Officer	$835,000	150%	$4,250,000	$6,337,500
Stephen Wood	Executive Vice President and Chief Financial Officer	$525,000	80%	$1,150,000	$2,095,000
Michael Krawitz	Executive Vice President, General Counsel & Secretary	$500,000	75%	$1,000,000	$1,875,000
Mark Prout	Executive Vice President, Chief Information Officer	$450,000	75%	$750,000	$1,537,500
Louis Keyes	Executive Vice President, Transportation Solutions	$450,000	75%	$500,000	$1,287,500
To adjust target compensation levels to be closer to market levels and to our peers, the table above reflects the following changes made during 2022:
•Mr. Skelton received a base salary increase from $775,000 to $835,000, a target bonus increase from 135% to 150% of salary, and a target long-term incentive increase from $4,000,000 to $4,250,000.
•Mr. Wood received a base salary increase from $450,000 to $525,000, a target bonus increase from 75% to 80%, and a long term incentive target increase from $620,000 to $1,150,000.
•Mr. Krawitz received a base salary increase from $450,000 to $500,000 and an increase in long term incentive target from $735,000 to $1,000,000.
•Mr. Prout received an increase in target long-term incentive from $450,000 to $750,000.

The chart below reflects the 2022 annual target total direct compensation pay mix for our CEO and other named executive officers as of December 31, 2022, and the portion of their targeted total direct compensation that is variable pay. Basing this variable compensation upon performance results, including increase in share price and Conduent’s rTSR performance as compared to our proxy peers, directly aligns our executives’ interests with shareholder value creation. To reinforce the Company’s pay for performance philosophy, 87% of our CEO’s targeted total direct compensation, and on average 72% for our other named executive officers, is variable and “at risk.”

Pay Mix
100%
75%
50%
25%
0%
67%
20%
13%
50%
22%
28%
CEO
Other Named Executive Officers
Base Salary (Fixed Pay)
Short-Term Incentive (Variable Pay)
Long-Term Incentive (Variable Pay)

Process for Determining Compensation
Role of the Compensation Committee
The Compensation Committee administers the executive compensation program for our named executive officers on behalf of our Board and shareholders. All members of the Compensation Committee are independent directors in accordance with applicable SEC and Nasdaq standards, including heightened independence requirements for Compensation Committee members. The Compensation Committee’s responsibilities are discussed beginning on page 19 of this Proxy Statement.
The Compensation Committee evaluates many factors when designing and establishing the executive compensation program and specific goals and pay levels. In determining the appropriate compensation levels, the Compensation Committee considers the scope and impact of the executive’s role within the organization, experience, sustained performance and future potential. The Compensation Committee also reviews the compensation levels of similarly positioned executives at peer companies, general industry compensation data and internal pay considerations. The Compensation Committee retains an independent consultant for the purpose of providing market data and guidance related to executive compensation programs.
Role of the CEO
While the Compensation Committee is ultimately responsible for making all compensation decisions affecting compensation of our named executive officers, the CEO participates in the process by:
•Periodically discussing the performance of the Company and each executive officer with the Compensation Committee; and
•Making recommendations on the components of compensation for the other executive officers.

After receiving input from the CEO, the Compensation Committee makes its own assessments and formulates compensation amounts for each of our executive officers, including our named executive officers, ensuring that the total target compensation for each is appropriate and competitive.
Role of the Independent Consultant
The Compensation Committee has retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist with its responsibilities. FW Cook reports only to the Compensation Committee and has not performed any other work for Conduent since being retained as an independent consultant to the Compensation Committee, except in its capacity as an independent advisor to the Corporate Governance Committee on non-employee director compensation matters. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate FW Cook’s engagement at any time. The Compensation Committee evaluated the independence of FW Cook and concluded that no conflict of interest existed that would prevent FW Cook from independently advising the Compensation Committee.
During 2022, FW Cook provided the following services:
•regularly updated the Compensation Committee on trends in executive compensation, including providing proactive advice on emerging trends and best practices;
•reviewed officer compensation levels and overall performance compared to a peer group made up of organizations with which Conduent is likely to compete for business, investor capital and/or executive talent;
•reviewed incentive compensation designs for short-term and long-term programs;
•advised the Compensation Committee on peer group companies for pay and performance comparisons;
•reviewed the Compensation Discussion and Analysis and related compensation tables for inclusion in this Proxy Statement;
•reviewed Compensation Committee meeting materials with management before distribution;
•attended Compensation Committee meetings, including meetings in executive session, as requested by the Compensation Committee chair;
•offered independent analysis and input on CEO compensation;
•assisted with non-employee director compensation; and
•reviewed the compensation risk assessment.

Peer Group
Conduent’s 2021-2022 Peer Group was used to benchmark 2021 compensation and assist in setting 2022 compensation for our named executive officers, as well as to review general pay practices and trends at that time. Additionally, the 2021-2022 Peer Group is used as the comparative peer group to determine our relative Total Shareholder Return modifier for our 2022 PRSU—Share hurdle awards. The Compensation Committee approved a new 2022-2023 peer group on August 23, 2022, which the Compensation Committee believes enhances the focus on companies identified as business competitors, as well as aligns with Conduent’s size, scope, and competitors for executive talent and investor capital. Conduent’s revenue ranked near the median of both peer groups, which are depicted below:

2022 / 2023 Peer Group		2021 / 2022 Peer Group

Alight	Genpact LTD	Alight	DXC Technology[2]

Allscripts Healthcare	ICF Intl	Alliance Data Systems[2]	ExlService

CACI International Inc	Leidos Holdings, Inc	Allscripts Healthcare	Genpact LTD

CGI Group	ManTech Intl	CACI International Inc	ICF Intl

Concentrix	Maximus, Inc	CGI Group	Leidos Holdings, Inc

CSG Systems Intl	TELUS Intl	Concentrix	ManTech Intl

ExlService	TriNet Group[1]	CSG Systems Intl	Maximus, Inc

TELUS Intl

[1]Added in August 2022		[2]Removed in August 2022
Competitive Market Information
At the end of 2021, the Compensation Committee reviewed a report comparing the compensation of its named executive officers with the compensation of executives in comparable positions at our peer group companies based on the most recent proxy filings (primarily used for the CEO, CFO and General Counsel) as well as general industry survey data to supplement the peer group proxy data. This comparison included compensation data for these elements of pay:
•base salary;
•target short-term incentives;
•total target cash compensation (base salary plus target short-term incentives);
•target long-term incentives; and
•total target direct compensation (total target cash compensation plus target long-term incentives).
The competitive market data was prepared, analyzed, and presented to the Compensation Committee by FW Cook. The market pay range is viewed by the Compensation Committee as a competitive reference point, but that data is not used to match a specific percentile of the market. Emphasis is placed on total direct compensation. For 2022, the Compensation Committee reviewed total direct compensation against the market data using the 50th percentile as a reference point. The Compensation Committee exercises judgement in setting individual compensation levels to reflect an assessment of the executive’s experience, responsibilities and expected contributions to Conduent, as well as potential for advancement.
2022 Compensation for the Named Executive Officers
2022 Total Direct Compensation Targets
The majority of our named executive officers’ compensation is provided under our variable incentive compensation programs. Variable pay increases with responsibility while long-term incentive compensation represents the greatest component of pay. The 2022 total direct compensation targets of our named executive officers can be found under the heading “Our Executive Compensation Program—2022 Total Direct Compensation Targets for Named Executive Officers” For further information regarding the process the Compensation Committee used to determine compensation for our named executive officers, please see above under “Process for Determining Compensation.”
More complete compensation information appears in the “Summary Compensation Table” on page 44.

Base Salary
Base salary is the fixed pay element of our compensation program that reflects the level and scope of responsibility within the Company. The Compensation Committee reviews each named executive officer’s base salary annually as well as in connection with a promotion or other change in responsibility. The table below reflects base salaries for our named executive officers as of December 31, 2022 and December 31, 2021.

Executive	Annual Base Salary at 12/31/21	Annual Base Salary at 12/31/22
Clifford Skelton	$775,000	$835,000
Stephen Wood	$450,000	$525,000
Michael Krawitz	$450,000	$500,000
Mark Prout	$450,000	$450,000
Louis Keyes	$450,000	$450,000
The base pay increases for Messrs. Skelton, Wood and Krawitz were made to better align base pay with internal and external peers following an assessment of Conduent pay versus peer group and survey data.
Short-Term Incentives
The Annual Performance Incentive Plan provides for short-term incentive awards that reward performance against our annual operating plan, paid in the form of cash to our named executive officers and other eligible associates. Each year, the Compensation Committee reviews the target short-term incentive award opportunity, scaled to the executive’s level of responsibility, and stated as a percentage of base salary, and the maximum payout opportunity.
The following chart reflects Conduent’s process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.
Short-Term Incentive Target Award Opportunity for the Named Executive Officers
The annual short-term incentive target award opportunity for each of our named executive officers takes many factors into consideration, including scope of responsibility, expected contributions, internal pay equity and competitive executive compensation practices. If an executive’s role or responsibilities change after the terms of the award are approved, the Compensation Committee may adjust the short-term incentive target award opportunity at that time.

The table below depicts the APIP targets as of December 31, 2021 and December 31, 2022 for our named executive officers.

Executive	Target Short-Term Incentive at 12/31/2021 (% of Base Salary)	Target Short-Term Incentive at 12/31/2022 (% of Base Salary)
Clifford Skelton	135%	150%
Stephen Wood	75%	80%
Michael Krawitz	75%	75%
Mark Prout	75%	75%
Louis Keyes	75%	75%
Increases were made to the APIP targets for Messrs. Skelton and Wood to more closely align target percentages to those of our peers and the market.
Short-Term Incentive Performance Measures
The Compensation Committee established the APIP for 2022 pursuant to which each named executive officer is eligible to receive an incentive payout, assuming Conduent attains certain pre-established performance goals. In 2022, the performance goals for the APIP were designed to align with Conduent’s overall strategies, goals and objectives. Our 2022 performance measures were based on Revenue (adjusted for currency), Adjusted EBITDA Margin and Net Annual Recurring Revenue (ARR) Activity. The targets for Revenue and Adjusted EBIDTA Margin were lower than 2021 targets and actual results due to business runoff from prior years, and the anticipated reduced impact of government stimulus payments in 2022. The defined APIP measures were designed to give a clear line of sight to key business results and to encourage growth in revenue without eroding margin.
Our targets were consistent with our overall budget for the year, as well as guidance to investors in February of 2022. The Compensation Committee did not amend the goals under the APIP for 2022 or exercise discretion to increase payouts under the APIP. The 2022 APIP plan focuses on Conduent’s growth and efficiency goals, while additional consideration was given to our quality goals, and is in alignment with our business strategy. Our defined APIP metrics were measured as follows:
•Adjusted Revenue (40% weight)
•Adjusted EBITDA Margin (40% weight)
•Net Annual Recurring Revenue Activity (Net ARR) Activity (20% weight)
(Please see “Definitions” on page 51 of this Proxy Statement for full definitions.)
The APIP funding level for achieving threshold performance is 50% of target, the APIP funding level for achieving target performance is 100% of target, and the APIP funding level for achieving maximum performance is 150% of target. Performance below threshold results in zero APIP funding. Performance results and APIP funding levels are interpolated between these points. The following table notes the 2022 Threshold, Target and Maximum APIP targets for our APIP Goals:

Performance Measure(1)	Threshold 50% Funding		Target 100% Funding		Maximum 150% Funding
Adjusted Revenue(2)	$3,800	M	$3,900	M	$4,000	M
Adjusted EBITDA Margin	9.50%		10.00%		10.50%
Net ARR Activity	$140	M	$153	M	$166	M

Our overall 2022 APIP performance was measured as follows:

Performance Measure(1)	Weighting (A)	Actual Results		Performance Achievement (B)	Funding % (A) x (B)
Adjusted Revenue(2)	40%	$3,851	M	76%	30%
Adjusted EBITDA Margin	40%	10.20%		120%	48%
Net ARR Activity ($M)	20%	$114	M	—%	—%
Total					78%
Actual Funding					63%
____________________
(1)The performance goals were aligned with Conduent’s 2022 operating plan at the time they were established and designed to be challenging yet achievable.
(2)Revenue was adjusted for the impact of divestitures and currency movements from the point at which the targets were set.
Total performance achievement was measured at 78% of target, while total APIP funding was recommended and approved at 63% of target. The Compensation Committee reviewed the calculated payout on the APIP and supported management’s recommendation to apply a downward adjustment based on the mixed performance results, and approved a 63% funding level. The 63% funding level determined the size of the overall pool of funds available for bonuses, while actual bonus payouts were determined on an individual-by-individual basis based on performance and the overall funding.
Determining Short-Term Incentive Award Payouts
After the end of the fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Compensation Committee’s review and approval, any material unusual charges or gains are reviewed with the Compensation Committee for possible impact on APIP calculations.
Results for each performance measure are assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Funding levels are made proportionately for achievement at levels between the goals. Even if pre-established performance measures are achieved, the Compensation Committee retains discretion to determine a lesser APIP funding level than the calculated incentive funding level, or no APIP funding at all, as it deems appropriate. The Compensation Committee also retains its discretion to increase or decrease an individual APIP award based on individual performance, provided that the named executive officer’s award may never exceed their maximum payout of 200% of target.
2022 Performance for Short-Term Incentive Award Payouts
Following the certification of the financial results for 2022, the Compensation Committee reviewed the achievement of the performance measures under the 2022 APIP. Messrs. Skelton and Wood received short-term incentives equal to the corporate funding level, based on the results stated above. The Compensation Committee granted short-term incentive awards differing from the approved funding level for Messrs. Krawitz, Prout and Keyes to reflect individual contributions and performance results for the executive’s function or business unit. Details of the 2022 Target bonus and actual payouts are below:

Executive	2022	2022	2022
	Bonus Target Amount	Actual Bonus Amount	Actual Bonus as a % of Target
Clifford Skelton	$1,252,500	$789,075	63%
Stephen Wood	$412,315	$260,000	63%
Michael Krawitz	$371,507	$242,000	65%
Mark Prout	$337,500	$236,000	70%
Louis Keyes	$337,500	$186,000	55%
Note that Mr. Skelton’s target bonus reflects 150% of his December 31, 2022 annual salary of $835,000. The bonus target amount for Mr. Wood was prorated for the increase in base salary from $450,000 to $525,000 and for the increase in incentive target percentage from 75% to 80%, effective February 4, 2022 and Mr. Krawitz’s bonus target amount was prorated for the increase to his base salary from $450,000 to $500,000, also effective February 4, 2022. Additional information about the short-term incentive opportunities is shown in the “Grants of Plan-Based Awards in 2022” table.
Long-Term Incentives
We provide long-term incentives to reward our named executive officers for sustained performance, as a retention incentive and to align the executive’s interests with shareholders to drive long-term value creation. Awards are intended to encourage a strong ownership stake in the Company to drive superior performance on long-term Company objectives. When determining long-term incentive awards, the Compensation Committee considers peer data, relative impact of the executive’s position, responsibilities and role at Conduent and each named executive officer’s performance.
During the first fiscal quarter of 2022, the Compensation Committee approved LTIP grants for our named executive officers. As part of this approval, the Compensation Committee established performance goals and award values and an April 1, 2022 grant date. Additional information regarding the 2022 LTIP awards can be found in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2022” table.
Long-Term Incentive Program and Performance Measures
Long-term incentive awards granted on April 1, 2022 were made pursuant to the Conduent Incorporated 2021 Performance Incentive Plan. Half of the value of each award was granted in the form of Restricted Stock Units, and half in the form of Performance Restricted Stock Units—2022 Share Hurdle awards, with a modifier of up to plus or minus 5% for Conduent’s TSR relative to our 2021-2022 Peer Group. Share price appreciation with a rTSR modifier was selected as our long-term metric to emphasize our continued focus on increasing shareholder value and to introduce a relative market comparator.
Restricted Stock Units vest 1/3 each December 31 of 2022, 2023 and 2024, and the number of RSU shares are calculated for each named executive officer by dividing 50% of the approved target long-term incentive award value by the closing price of Conduent Common Stock on the grant effective date. The RSU shares are then rounded down to the nearest whole share. Once vested, all our long-term incentive awards, including RSUs and PRSUs, are paid out in the form of shares of Conduent Common Stock. Any dividends paid during the vesting period would be accrued and settled at the same time the underlying award vests.
Although equity awards generally are granted on a regular annual cycle, the Compensation Committee may grant off-cycle equity awards for special purposes, such as new hires, promotions, retention and recognition. No off-cycle equity awards were granted to our named executive officers in 2022.
The 2022 PRSU—Share Hurdle awards vest based on the achievement of share price hurdles and continued service, over the performance period ending December 31, 2024. The Compensation Committee chose to award PRSU—Share Hurdle awards because they are transparently measured, are readily understood by participants, provide direct alignment between shareholder value creation and earned compensation, and serve to help the Company attract and retain the talent needed to deliver our business strategies.
The 2022 PRSU—Share Hurdle awards were granted with three share price hurdles that require the average closing price of Conduent Common Stock to have increased by 15%, 30% or 50% during a consecutive 20-day trading period from the price of Conduent Common Stock on April 1, 2022, the long-term incentive grant date, a date consistent with Conduent’s previous granting practices. Price hurdle appreciation levels were set considering the five-year average annual returns of the S&P Small Cap 600 and Russell 2000 company indexes as references, given their average market capitalization and the forecasted growth rates as compared with Conduent.
Additionally, 2022 PRSU—Share Hurdle awards have a service condition that requires executives to remain with the Company through December 31 of each of 2022, 2023 and 2024. 2022 PRSU—Share Hurdle awards do not vest until the date that both the share price hurdle and the service condition have been satisfied. If any tranche of the 2022 PRSU—Share Hurdle awards has not met the share price hurdle as of December 31, 2024, it will be forfeited. The target number of 2022 PRSU—Share Hurdle shares granted to each named executive officer was determined by dividing 50% of the named executive officer’s approved long-term incentive award value by the grant date fair value per share, determined using the Monte Carlo simulation. The calculated 2022 PRSU—Share Hurdle shares are then rounded down to the nearest whole share.

Details for the April 1, 2022 PRSU—Share Hurdle grant are as follows:

Grant Date Common Stock Price: $5.19
Tranche	Share Hurdle Description	Share Hurdles	Share Hurdle Achieved as of 12/31/2022	Service Condition
1	+15% stock price appreciation	$5.968	No	December 31, 2022
2	+30% stock price appreciation	$6.747	No	December 31, 2023
3	+50% stock price appreciation	$7.785	No	December 31, 2024
Relative Total Shareholder Return (rTSR) Modifier
For our 2022 PRSU—Share Hurdle awards, we introduced a rTSR modifier of up to a plus or minus 5% of the original shares granted to be based upon Conduent’s stock performance relative to our 2021-2022 proxy peer group, established in August 2021. See “Peer Group” section above.
The rTSR modifiers for each tranche are based upon Conduent’s percentile rank against the 2021-2022 proxy peer group, as follows:

rTSR Percentile	Modifier
75th percentile or above	105%
Median	100%
25th Percentile or below	95%
Results in between modifier categories are interpolated. All shares remain eligible for vesting for active associates, if share price hurdles are met by December 31, 2024. The individual performance periods and the results for the first tranche rTSR modifier at the completion of the first performance period are as follows:

Tranche	Performance Period	Percentile Achievement	rTSR Modifier Results
1	April 1, 2022 - December 31, 2022	28.57 percentile	95.71%
2	January 1, 2023 - December 31, 2023	To be determined	To be determined
3	January 1, 2024 - December 31, 2023	To be determined	To be determined
Note that the rTSR modifiers would be applied following achievement of both the share price hurdle and service condition.
Looking forward to 2023, our PRSUs will be based 70% on revenue growth and 30% on Conduent’s stock price performance relative to peers with both metrics measured over a 3-year performance period and earned awards vesting at the end of the 3-year period.
Performance Results and Payouts Under Prior Equity Awards
2021 Performance — Restricted Stock Units
2021 PRSU—Share Hurdle Awards
The 2021 PRSU—Share Hurdle Award parameters are documented below:

Grant Date Common Stock Price: $6.92
Tranche	Share Hurdle Description	Share Hurdles	Share Hurdle Achieved as of 12/31/2022	Service Condition	Vesting
1	+20% stock price appreciation	$8.304	No	December 31, 2021	Service condition met; Unvested
2	+40%stock price appreciation	$9.688	No	December 31, 2022	Service condition met; Unvested
3	+60% stock price appreciation	$11.072	No	December 31, 2023	Service condition unmet; Unvested
As of December 31, 2022, the share hurdles for all tranches of the 2021 PRSU—Share hurdle awards have not yet been achieved. For active participants, these shares will remain outstanding until both the service condition and the share hurdles are achieved. If the share hurdles are not achieved on or prior to December 31, 2023, the shares would be forfeited.
2021 PRSU—Revenue Hurdle Awards
The Threshold, Target, Maximum and Actual PRSU—Revenue Hurdle results for the second tranche of our 2021 PRSU—Revenue Hurdle award are noted as follows:

($ in millions)	2021 LTIP Revenue Targets for year ending 12/31/2022			2022
	Threshold	Target	Maximum	Actual
Revenue	4,012	4,073	4,134	3,851
FX (Benefit) / Drag				39
Adjusted Revenue - Constant Currency	4,038	4,100	4,163	3,890
Revenue Growth	(1.0%)	0.5%	2.0%
Minimum Adjusted EBITDA Qualifier: 11.00%				10.20%
Revenue Hurdle Achievement				0%
The results of our 2022 revenue achievement were below threshold level and the minimum required Adjusted EBITDA Margin of 11%. Thus, the Compensation Committee certified 0% payout for the 2022 tranche of the 2021 PRSU—Revenue Hurdle awards, and the corresponding shares were forfeited.
2020 Performance — Restricted Stock Units
All share price hurdles related to the April 1, 2020 annual PRSU grant were achieved prior to December 31, 2022. As a result, the third and final tranche vested on December 31, 2022. The cumulative final results of the 2020 PRSUs are as follows:

Grant Date Common Stock Price: $2.06
Tranche	Share Hurdle Description	Share Hurdles	Share Hurdle Achieved as of 12/31/2022	Service Condition	Vesting
1	+50% stock price appreciation	$3.09	Yes	December 31, 2020	Vested and settled
2	+100% stock price appreciation	$4.12	Yes	December 31, 2021	Vested and settled
3	+150% stock price appreciation	$5.15	Yes	December 31, 2022	Vested and settled
Savings Plans
Conduent Savings Plan (“401(k)”)
All our named executive officers are eligible to participate in the Conduent Savings Plan in the same manner as all U.S. associates. After one year of service, participants are eligible for employer matches which are discretionary. The maximum match permitted under the terms of the savings plan is 4% of eligible pay saved, subject to IRS-qualified plan compensation limits and highly compensated threshold limits.
The Company does not maintain any non-qualified deferred compensation plans or other retirement plans.
Benefits and Perquisites
We generally offer medical and dental coverage, life insurance, accidental death insurance and disability benefits programs or plans for all our full-time associates, as well as customary vacation, leave of absence and other similar policies. Our named executive officers are eligible to participate in these programs and plans on the same basis as all other salaried associates. We do not provide any perquisites to our named executive officers.

Employment and Separation
Named executive officers serve at the will of the Board. This enables the Board to remove a named executive officer whenever it is in the best interests of Conduent, with full discretion of the Compensation Committee to decide on an appropriate severance package. When a named executive officer is removed from his or her position, the Compensation Committee exercises its business judgment in considering whether to approve a severance arrangement in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments and the reasons for separation. If the Compensation Committee does not approve a special severance arrangement for a named executive officer whose position has been eliminated, that officer will be covered under the Company’s U.S. Executive Severance Policy, as applicable.
Effective May 24, 2022, the Compensation Committee approved an update to our U.S. Executive Severance Policy for our most senior executives, including our named executive officers, to better reflect severance practices in the external market. As a result, for separations due to the elimination of the executive’s position, our named executive officers are entitled to 52 weeks of base pay (increased from 26 weeks) paid out over the severance period, with continued health benefits (excluding disability and 401(k) participation) and continued vesting of our long-term incentives. The vesting of our long-term incentives was extended through the 52-week severance period and the nine-month service requirement from grant was removed. These severance benefits are contingent upon signing a release of claims against Conduent as may be required.
Severance Protection and Change-in-Control Benefits
The Company also provides certain Change In Control Severance benefits, which are enhanced benefits provided to key management associates who the Company determines are most likely to be impacted by a change in control (primarily the Company’s executive officers), as per the Executive Change in Control Severance Plan (“CIC Plan”), which became effective October 1, 2017. In the event of a qualifying termination in connection with a change in control, the CEO would be eligible to receive two and a half times his base salary and target annual incentive, and all named executive officers that report directly to the CEO would be eligible to receive two times base salary and target annual incentives. The CIC Plan payments and benefits become payable only when both a change-in-control and a qualifying termination take place.
Conduent does not provide excise tax reimbursement on severance payments. Additional information and the amount of the estimated payments and benefits payable to the named executive officers assuming a change in control of Conduent and a qualifying termination of employment is presented in the “Potential Payments Upon Termination or Change in Control” table.
Governance of the Executive Compensation Programs
Risk Assessment
The Compensation Committee believes that its programs encourage positive behavior while balancing risk and reward, consistent with the interests of its shareholders. Conduent management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering its employees and executives for 2022, the Compensation Committee determined that its compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on Conduent, based on the following factors:
Key Program Features:
•Balanced mix of cash and equity, with incentives tied to both short- and long-term performance;
•Balanced mix of performance measures (financial, operational and stock price) approved by the Compensation Committee in advance;
•Executive incentive plan payouts are capped; and
•Overlapping performance periods for long-term incentives.
Risk Mitigators:
•Independent Compensation Committee oversight;
•Officer stock ownership guidelines;
•Compensation recoupment policy; and
•Anti-hedging and anti-pledging policies.

Ownership Requirements
The Company maintains a stock ownership policy for the executive officers in order to ensure they build and maintain a meaningful level of stock ownership. The stock ownership guidelines reflect market practice and are as follows:
•Ownership requirements of 6x, 3x and 1x base salary, for the CEO, CEO’s officer direct reports and all other officers, respectively;
•Officers are required to retain 50 percent of all shares received upon the vesting of equity awards (net of taxes) until the requirement is achieved; and
•CEO (or, with respect to the CEO, the Board) has the authority to permit discretionary hardship exceptions from the ownership and holding requirements.
The following types of awards count toward the guidelines described above: Common Stock held outright; unvested Restricted Stock Units net of expected taxes; and PRSUs to the extent the performance hurdle has been achieved but the service condition has not been met, net of expected taxes. The following types of equity awards do not count toward the stock ownership guidelines: unexercised stock options, unearned PRSUs and any cash-settled units. Once stock ownership levels are achieved, named executive officers are required to continue to hold that amount of stock as long as they remain with Conduent.
Trading, Hedging and Pledging
All directors and officers are prohibited from engaging in short-swing trading and trading in puts and calls with respect to our Common Stock and from using any strategies or products to hedge against potential changes in the value of our Common Stock.
Under our insider trading policy, our executive officers may purchase or sell Conduent securities only during “window” periods, which are generally the periods commencing on the second business day following the date of each quarterly earnings announcement and ending on the penultimate trading day of each fiscal quarter. The only exception to this restriction is for our named executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1. As of December 31, 2022, none of our named executive officers have entered into a 10b5-1 trading plan.
In addition, our executive officers are prohibited from pledging our Common Stock as collateral, including holding our Common Stock in a margin account.
Compensation Recoupment Policy (Clawbacks)
Under the Conduent Performance Incentive Plan and Conduent’s Compensation Recoupment Policy, if the Compensation Committee deems a named executive officer to have engaged in an activity that is detrimental to Conduent, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Conduent, the Compensation Committee may rescind any payment or delivery of any equity and annual cash incentive award that occurred within the six months preceding the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with Conduent, disclosing confidential information (except for reporting and other communications protected by “whistleblower” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder (the “Dodd-Frank Act”)), soliciting an employee to terminate employment with Conduent or soliciting a customer to reduce its level of business with Conduent. If a payment or award is rescinded, the named executive officer will be expected to pay Conduent the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.
Conduent’s Compensation Recoupment Policy includes a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements. Under this provision, Conduent can recover, for the three prior years, any excess incentive-based compensation (the excess over what would have been paid under the accounting restatement) from executive officers or former executive officers.
Conduent may implement any policy or take any action with respect to the recovery of excess incentive-based compensation that Conduent determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Act, including the recoupment of shares of Common Stock issued upon the vesting of a long-term incentive award. In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including Nasdaq, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. Conduent intends to monitor the development of

Nasdaq's final listing standards and plans to amend its existing compensation recoupment policy, as appropriate, in accordance with requirements of Nasdaq's final listing standards.
Certain Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction available to corporations for compensation paid in any fiscal year to the corporation’s named executive officers and certain former named executive officers included in the Summary Compensation Table in the corporation’s proxy statement. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Conduent management. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and be included in the Proxy Statement for the 2023 Annual Meeting of Shareholders.
Hunter Gary, Chair
Scott Letier
Margarita Paláu-Hernández

Summary Compensation Table
The Summary Compensation Table below provides compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, as of December 31, 2022.

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (A)	Non-Equity Incentive Plan Compensation ($) (B)	All Other Compensation ($) (C)	Total ($)
Clifford Skelton	2022	826,808	4,249,995	789,075	-	5,865,878
President and	2021	770,255	3,999,993	1,307,813	-	6,078,061
Chief Executive Officer	2020	697,693	2,999,999	1,260,957	15,000	4,973,649
Stephen Wood	2022	514,760	1,149,992	260,000	-	1,924,752
Executive Vice President &	2021	398,241	499,977	450,000	-	1,348,218
Chief Financial Officer
Michael Krawitz	2022	493,173	999,998	242,000	3,050	1,738,221
Executive Vice President,	2021	450,000	734,987	450,000	8,700	1,643,687
General Counsel & Secretary	2020	430,385	734,999	465,000	18,466	1,648,850
Mark Prout	2022	450,000	749,995	236,000	3,050	1,439,045
Executive Vice President,	2021	446,506	449,993	450,000	8,700	1,355,199
Chief Information Officer	2020	406,475	499,996	500,000	1,312	1,407,783
Louis Keyes	2022	450,000	499,996	186,000	3,050	1,139,046
Executive Vice President,	2021	450,000	499,993	365,000	8,025	1,323,018
Transportation Solutions	2020	430,385	499,998	525,000	-	1,455,383
____________________
Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar.
(A)Included in this column are the aggregate grant date fair values of equity awards made to our named executive officers in fiscal year 2022 as computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 18 in the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the 2022 Annual Report on Form 10-K filed with the SEC on February 22, 2023. These amounts reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the named executive officer.
The grant date fair value of the PRSU—Share Hurdle awards is based upon the Monte Carlo method, and both the fair market value and the maximum fair market value on the date of grant are shown below. The grant date fair value of the PRSU—Share Hurdle awards is based on the probable outcome of the performance conditions as of the grant date, or target, and the grant date maximum value of these awards shown in the table assumes the PRSU—Share Hurdle awards achieve the fair market value on the grant date and the maximum positive 5% rTSR modifier.

Name	Grant Date	2022 PRSU—Share Hurdle			RSU
		Fair Value Based on Monte Carlo Valuation Method ($)	Fair Value on Grant Date ($) Based on Stock Price	Maximum Fair Market Value on Grant Date ($)	Fair Market Value on Grant Date ($)
Clifford Skelton	4/1/2022	2,124,996	2,320,496	2,436,521	2,124,999
Stephen Wood	4/1/2022	574,997	627,897	659,292	574,995
Michael Krawitz	4/1/2022	499,999	545,998	573,298	499,999
Mark Prout	4/1/2022	374,997	409,496	429,971	374,998
Louis Keyes	4/1/2022	249,999	272,999	286,649	249,997
____________________
(B)Included in this column are payments to our named executive officers under the 2022 APIP based on performance.
(C)“All Other Compensation” noted in this column is comprised of Conduent’s 401(k) match for 2022 for those named executive officers who elected to participate in Conduent’s 401(k) program. Conduent associates, including our named executive officers, are not eligible for the 401(k) Company match until one full year of service is completed. These 401(k) benefits are equal to the benefits afforded to all Conduent associates. There are no perquisites exclusive to our named executive officers.
Grants of Plan-Based Awards in 2022
The following table provides information regarding our named executive officers’ equity grants and annual cash incentive awards in 2022, including additional detail regarding the potential threshold, target and maximum award opportunities payable under the 2022 APIP and PRSU—Share Hurdle awards granted under the 2022 LTIP. No stock options were awarded in fiscal year 2022.

Name	Award (A)	Grant Date	Approval Date	Estimated Future Payout Under Non-Equity Incentive Awards (A)			Estimated Future Payout Under Equity Incentive Awards (B)			All Other Stock Awards: Number of Shares or Units (#)(C)	Grant Date Fair Value of Stock Awards ($)(D)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clifford Skelton	APIP			626,250	1,252,500	2,505,000
	LTIP RSU	4/1/2022	2/4/2022							409,441	2,124,999
	LTIP PRSU—Share Hurdle	4/1/2022	2/4/2022				141,584	447,109	469,464		2,124,996
Stephen Wood	APIP			206,158	412,315	824,630
	LTIP RSU	4/1/2022	2/4/2022							110,789	574,995
	LTIP PRSU—Share Hurdle	4/1/2022	2/4/2022				38,311	120,982	127,031		574,997
Michael Krawitz	APIP			185,754	371,507	743,014
	LTIP RSU	4/1/2022	2/4/2022							96,339	499,999
	LTIP PRSU—Share Hurdle	4/1/2022	2/4/2022				33,314	105,202	110,462		499,999
Mark Prout	APIP			168,750	337,500	675,000
	LTIP RSU	4/1/2022	2/4/2022							72,254	374,998
	LTIP PRSU—Share Hurdle	4/1/2022	2/4/2022				24,985	78,901	82,846		374,997
Louis Keyes	APIP			168,750	337,500	675,000
	LTIP RSU	4/1/2022	2/4/2022							48,169	249,997
	LTIP PRSU—Share Hurdle	4/1/2022	2/4/2022				16,657	52,601	55,231		249,999
____________________
(A)These columns reflect the threshold, target and maximum payout opportunities for the performance measures under the 2022 APIP set by the Compensation Committee. The actual APIP payout, which was based on 2022 performance is presented in the “Summary Compensation Table” in column (B).
(B)These columns reflect the threshold, target and maximum payout opportunities for the 2022 LTIP PRSU awards set by the Compensation Committee.
The number of units at target for the PRSU—Share Hurdle awards was determined by dividing the approved values of the respective awards by the closing stock price on the April 1, 2022 grant date ($5.19) and then applying a factor of 1.0920, as calculated using the Monte Carlo simulation, and rounding the number of shares down to the nearest share. The threshold number of shares is the minimum number of shares that can be earned if only the first share price performance hurdle is achieved and the rTSR adjustment is reduced by 5%. The maximum number of shares that can be earned is the granted shares adjusted by a positive 5%.
(C)This column includes RSUs granted under the LTIP on April 1, 2022, which vest ratably on December 31, 2022, December 31, 2023 and December 31, 2024. The number of RSUs was determined by dividing the approved values of the respective awards by the closing stock price on the April 1, 2022 grant date ($5.19) and rounding the number of shares down to the nearest share.
(D)The value reported in this column represents the grant date fair value of these awards determined in accordance with FASB ASC Topic 718. These values are recorded over the requisite serviced period as required by FASB ASC Topic 718. See footnote (C) to the “Summary Compensation Table” and the “Long-Term Incentives” section in the CD&A for additional information on these equity awards.
For a description of the material features of the compensation disclosed in the Grants of Plan-Based Awards in 2022 table see the “Short-Term Incentives” and the “Long-Term Incentives” section of the CD&A.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table summarizes the unvested stock awards held by the named executive officers at the end of fiscal year 2022. There are no outstanding stock option awards.

Name	Grant Date	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Clifford Skelton	4/1/2021	PRSU—Revenue Hurdle			48,170	195,089
	4/1/2021	PRSU— Share Hurdle			161,026	652,155
	4/1/2021	RSU	96,339	390,173
	4/1/2022	PRSU— Share Hurdle			440,715	1,784,896
	4/1/2022	RSU	272,961	1,105,492
Stephen Wood	9/30/2020	PRSU—Share Hurdle	23,769	96,264
	9/30/2020	RSU	18,343	74,289
	4/1/2021	PRSU—Revenue Hurdle			2,710	10,976
	4/1/2021	PRSU—Share Hurdle			9,057	36,681
	4/1/2021	RSU	5,419	21,947
	6/30/2021	PRSU—Revenue Hurdle			3,056	12,377
	6/30/2021	PRSU—Share Hurdle			10,276	41,618
	6/30/2021	RSU	12,222	49,499
	4/1/2022	PRSU—Share Hurdle			119,252	482,971
	4/1/2022	RSU	73,860	299,133
Michael Krawitz	4/1/2021	PRSU—Revenue Hurdle			8,851	35,847
	4/1/2021	PRSU— Share Hurdle			29,588	119,831
	4/1/2021	RSU	17,702	71,693
	4/1/2022	PRSU— Share Hurdle			103,698	419,977
	4/1/2022	RSU	64,226	260,115
Mark Prout	4/1/2021	PRSU—Revenue Hurdle			5,419	21,947
	4/1/2021	PRSU—Share Hurdle			18,115	73,366
	4/1/2021	RSU	10,838	43,894
	4/1/2022	PRSU—Share Hurdle			77,773	314,981
	4/1/2022	RSU	48,170	195,089
Louis Keyes	4/1/2021	PRSU—Revenue Hurdle			6,021	24,385
	4/1/2021	PRSU— Share Hurdle			20,128	81,518
	4/1/2021	RSU	12,043	48,774
	4/1/2022	PRSU— Share Hurdle			51,849	209,988
	4/1/2022	RSU	32,113	130,058
____________________
(1)The awards presented in this column include unvested RSUs and earned unvested PRSU—Share Hurdle awards that have met the share price hurdle, as of December 31, 2022. Provided the service requirements are fulfilled, the April 1, 2021 RSUs vest as to their remaining shares on December 31, 2023; the April 1, 2022 RSUs vest as to one-half of their remaining shares on December 31, 2023 and the second half of the remaining shares on December 31, 2024; the September 30, 2020 RSUs vest as to their final tranche on September 30, 2023; and the June 30, 2021 RSUs vest one-half of their remaining shares on June 30, 2023 and the remaining half on June 30, 2024. The 2020 PRSU—Share Hurdle awards granted on September 30, 2020, noted in this column, have met their performance hurdles, and will vest as to their remaining shares on September 30, 2023, provided the service conditions are met.
(2)The market value is based on the December 31, 2022 closing price of our Common Stock of $4.05 per share.
(3)The awards presented in this column consist of unearned Performance Restricted Stock Unit awards (as of December 31, 2022) granted under the LTIP. The April 1, 2022 PRSU—Share Hurdle awards included in this column are all shares that have not met the share price hurdles as of December 31, 2022, and include a 95.71% adjustment for the first tranche of the award, which has met the time-based component and has been adjusted as a result of the rTSR performance for the period from April 1, 2022 through December 31, 2022, while the second and third tranches are recorded at 100% of granted shares, and will meet their time-based vesting components on December 31, 2023 and December 31, 2024, respectively. Provided the share price hurdles and service conditions are met, the 2022 PRSU—Share Hurdles will vest by December 31, 2024. The April 1, 2021 PRSU—Revenue Hurdle and June 30, 2021 PRSU—Revenue Hurdle awards included in this column are equal to the last tranches of the awards subject to the revenue hurdle and minimum Adjusted EBITDA for the year ending December 31, 2023. The April 1, 2021 PRSU—Share Hurdle awards included in this column are those shares that have not met the share price hurdle as of December 31, 2022, the first and second tranches of which have met the time-based vesting requirement, while the third tranche completes its time-based vesting component on December 31, 2023. Provided the share price hurdles and service conditions are met, the April 1, 2021 PRSU—Share Hurdle awards will vest by December 31, 2023.
The June 30, 2021 PRSU—Share Hurdle award included in this column has not met the share price hurdle as of December 31, 2022. The first 1/3 tranche has met its time-based component as of June 30, 2022 and will vest upon achievement of the share price hurdle if achieved prior to June 30, 2024. The remaining two-thirds will vest equally on June 30, 2023 and June 30, 2024, provided both the share price hurdles and time-based vesting components are met. Provided the share hurdles and service conditions are met, the June 30, 2021 PRSU—Share Hurdle award will vest by June 30, 2024.
Option Exercises and Stock Vested in 2022
The following table shows the amount realized by named executive officers upon the vesting of stock awards during 2022.

Name	Number of Shares (#) (A)	Value Realized on Vesting ($) (B)
Clifford Skelton	974,885	3,981,050
Stephen Wood	94,424	355,205
Michael Krawitz	214,291	867,050
Mark Prout	141,503	573,591
Louis Keyes	138,304	556,326
____________________
(A)The shares shown in this column include: (i) RSUs that vested on June 28, 2022, June 30, 2022, September 30, 2022, November 18, 2022, and December 31, 2022; and (ii) PRSUs granted on April 1, 2020 and September 30, 2020 of which 1/3 vested on December 31, 2022 and September 30, 2022, respectively, based on achievement of share price hurdles. The shares shown in this column also include PRSU—Revenue Hurdle shares that were granted on June 30, 2021 and vested on June 30, 2022 and settled at 126% of target based on the performance period January 1, 2021 through December 31, 2021.
(B)Amounts shown are based on the number of shares that vested and the fair market value of our Common Stock on the applicable vesting dates. The aggregate dollar value realized upon vesting includes the value of shares withheld to pay taxes.

Potential Payments Upon Termination or Change in Control
Conduent maintains certain plans that provide compensation to named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each named executive officer, assuming that each hypothetical termination or change-in-control situation occurred on December 31, 2022, is listed in the table below. The values for equity incentive awards presented in this table reflect the acceleration of grants not vested and settled as of December 31, 2022 and are based on the closing market price of Conduent Common Stock of $4.05 as of December 31, 2022.

Named Executive Officer	Involuntary Termination Not for Cause (A)	Involuntary Termination Not for Cause or Termination for Good Reason after Change in Control (B)	Death & Disability (C)
Clifford Skelton
• Cash Severance ($)	835,000	5,218,750	-
• Non-Equity Incentive Awards ($)	789,075	789,075	789,075
• Equity Incentive Awards ($)	2,971,457	4,127,805	4,127,805
• Healthcare Benefits ($)	-	-	-
Clifford Skelton Total Termination Benefits ($)	4,595,532	10,135,630	4,916,880
Stephen Wood
• Cash Severance ($)	525,000	1,890,000	-
• Non-Equity Incentive Awards ($)	260,000	260,000	260,000
• Equity Incentive Awards ($)	773,487	1,125,754	1,125,754
• Healthcare Benefits ($)	15,330	15,330	-
Stephen Wood Total Termination Benefits ($)	1,573,817	3,291,084	1,385,754
Michael Krawitz
• Cash Severance ($)	500,000	1,750,000	-
• Non-Equity Incentive Awards ($)	242,000	242,000	242,000
• Equity Incentive Awards ($)	635,380	907,463	907,463
• Healthcare Benefits ($)	5,539	5,539	-
Michael Krawitz Total Termination Benefits ($)	1,382,919	2,905,002	1,149,463
Mark Prout
• Cash Severance ($)	450,000	1,575,000	-
• Non-Equity Incentive Awards ($)	186,000	186,000	186,000
• Equity Incentive Awards ($)	445,212	649,276	649,276
• Healthcare Benefits ($)	15,923	15,923	-
Mark Prout Total Termination Benefits ($)	1,097,135	2,426,199	835,276
Louis Keyes
• Cash Severance ($)	450,000	1,575,000	-
• Non-Equity Incentive Awards ($)	236,000	236,000	236,000
• Equity Incentive Awards ($)	358,680	494,724	494,724
• Healthcare Benefits $)	16,468	16,468	-
Louis Keyes Total Termination Benefits ($)	1,061,148	2,322,192	730,724
____________________
(A)Each of our named executive officers, under the terms of the Conduent U.S. Executive Severance Policy, would receive salary continuation payments, continued benefits coverage (excluding disability and 401(k) contributions) and continued long-term incentive vesting for 52 weeks. The amounts reported in the table assume salary continuation is paid as a lump sum, although such payments are generally paid in installments consistent with the normal payroll cycle.
In addition, all named executive officers would receive a short-term incentive payment (Non-Equity Incentive Award) for 2022 performance, reflected above at actual achievement against performance goals, inclusive of adjustments for individual contributions and performance results for the executive’s function or business unit.
For the equity incentive awards, pursuant to the terms of the grant agreements and the U.S. Executive Severance Policy approved on May 24, 2022, the NEOs would be entitled to receive continued vesting through a 52-week severance period, including corresponding vesting of restricted stock units, performance stock units and performance based restricted stock units (based on the number of full months included during the severance period), with the number of performance stock units earned based on actual performance achievement, and the number of 2020 PRSU—Share Hurdle awards based on actual achievement of the share price hurdles. PRSU—Share Hurdle awards are estimated in the table at 100% of target.
(B)If there was a change in control on December 31, 2022, our named executive officers would have been covered under the Change-in-Control Plan (“CIC Plan”) with severance period multiples as described in the CD&A, which provides them specified severance benefits if, within 90 days prior to, or within 12 months (or, for our CEO, 24 months) following a change in control of Conduent, their employment was terminated either involuntarily other than for cause, death or disability, or voluntarily for good reason. This arrangement whereby change in control severance benefits are provided only upon a qualifying termination event following a change in control is commonly described as “double-trigger.”
Change in control severance benefits for these named executive officers include:
•A lump sum cash payment equal to two and one-half times the then-current annual base salary and short-term incentive award target for Mr. Skelton;
•A lump sum cash payment equal to two times the then-current annual base salary and short-term incentive award target for Messrs. Wood, Krawitz, Prout and Keyes;
•Continuation of specified welfare benefits at active employee rates for a period of 24 months for Messrs. Skelton, Wood, Krawitz, Prout and Keyes; and
•Pursuant to the terms of the applicable agreements, accelerated vesting of stock awards, including performance restricted stock units at target, and a short-term incentive (Non-Equity Incentive Award) payment for the 2022 performance, reflected above at actual achievement against performance goals.
If excise tax is payable by any of the named executives, Conduent will reduce the named executive officer’s payments under the CIC Plan to a level that will not trigger an excise tax payment if it is determined that doing so will result in a greater net after-tax amount for the executive.
(C)Termination following disability or death on December 31, 2022 would entitle the named executive officer or his estate or, with respect to certain types of payments and elections made, his designated beneficiaries to receive a 2022 short-term incentive payment shown at actual achievement against performance goals; full vesting of PRSUs, estimated here at 100%, subject to actual performance achievement; including full 2022 —Share Hurdle awards and 2021 PRSUs—Share Hurdle awards subject to achievement of the share price hurdles prior to December 31, 2024 and December 31, 2023, respectively; and April 1, 2021 PRSUs—Revenue Hurdle at target, while the second tranche of the June 30, 2021 PRSUs—Revenue Hurdle for Mr. Wood is reflected at 0%, as threshold performance has not been met and the remaining tranche of this grant at target; and accelerated vesting of Restricted Stock Units, per the terms of the applicable award agreements.
Involuntary Termination for Cause
Assuming involuntary termination for cause due to certain conditions, including engagement in detrimental activity against Conduent, there would be no payments to the named executive officers. All unvested shares would be immediately cancelled upon termination for cause. See the “Governance of the Executive Compensation Programs—Compensation Recovery Policy (Clawbacks)” section of the CD&A for additional information.
Definitions Under the CIC Plan
Generally, for purposes of the CIC Plan, a change in control is deemed to have occurred, subject to specific exceptions, if:
•Any person becomes a beneficial owner representing 50 percent or more of the combined voting power of the outstanding securities of Conduent;
•A majority of the Conduent Board is replaced under specific circumstances;
•There is a merger or consolidation involving Conduent unless (i) the directors of Conduent who were members of the Board immediately before the merger/consolidation continue to constitute a majority of the Conduent Board of Directors or (ii) the merger/consolidation is affected to implement a recapitalization and no person becomes the beneficial owner representing 50 percent or more of the combined voting power of Conduent’s then outstanding voting securities; or
•All or substantially all of Conduent’s assets are sold, or Conduent’s shareholders approve a plan of complete liquidation or dissolution.
Under the CIC Plan, a voluntary termination for good reason in the event of a change in control includes:
•The material diminution of authority, duties or responsibilities, including being an executive officer of Conduent before a change in control and ceasing to be an executive officer of the surviving company. The change-in-control benefits for this provision will only be triggered if the executive officer has not voluntarily terminated his/her employment and the “material diminution of authority, duties, or responsibilities” has occurred and not been remedied;
•A material reduction in annual base salary, annual target short-term incentive or employee benefits in the aggregate, except to the extent such reduction is consistent with an across-the-board reduction for employees;
•A material change in the geographic location where the executive is required to be based; or
•Failure of Conduent to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the change in control agreement.
Equity Compensation Plan Information
The following table summarizes information with respect to equity awards under Conduent’s equity compensation plans as of December 31, 2022:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(C) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(2)
Equity compensation plans approved by security holders	6,539,038	-	20,594,864
Equity compensation plans not approved by security holders	-	-	-
Total	6,539,038	-	20,594,864
____________________
(1)Column (A) includes (i) 2,577,355 shares underlying outstanding restricted stock units; 3,096,609 shares of outstanding performance restricted stock units, and 178,370 shares earmarked for maximum PRSU—Revenue Hurdle share performance and 98,386 shares earmarked for maximum performance related to 2022 PRSU—Share Hurdle awards, awarded under the Conduent Performance Incentive Plan and awarded under the Conduent Inc. 2021 Performance Incentive Plan; and (ii) 588,420 shares underlying outstanding DSUs awarded under the Conduent Director Equity Plan and the Conduent Inc. 2021 Performance Incentive Plan. There is no exercise price associated with performance stock units, restricted stock units, performance restricted stock units or DSUs, and because we do not have any options outstanding, there is no weighted-average exercise price calculation in column (B).
(2)Any shares that are cancelled, forfeited, withheld for taxes, or lapse under the Conduent Performance Incentive Plan, Conduent Director Equity Plan or the Conduent Inc. 2021 Performance Incentive Plan become available again for issuance under the Conduent Inc. 2021 Performance Incentive Plan. Shares earmarked for PRSU—Revenue Hurdle maximum performance and PRSU—Share Hurdle maximum performance on December 31, 2022 are excluded from the total available.

CEO Pay Ratio Disclosure
To determine the 2022 CEO Pay Ratio, we used the amount reported in the Total column in the 2022 Summary Compensation Table for our CEO total compensation of $5,865,878 and the 2022 compensation for our median associate of $23,208, as calculated using 2022 payroll data in a similar manner. Based on these total compensation numbers, we estimate the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our associates for 2022 was 253:1. This represents a reasonable estimate, calculated in a manner consistent with SEC regulations.
The methodology to determine our median associate in 2022 included examining our total associate population, as of the December 31, 2022 determination date. The total associate population in 2022 consisted of approximately 62,000 associates. As is permitted under the SEC rules, we excluded associates from the following countries: Germany (1,118 associates) and Turkey (481 associates), which represented less than 5% of our total associate population as of the determination date. We then determined our “median associate” using the remaining associate population.
We chose to use annual base compensation as our consistently applied compensation measure to determine our “median associate.” We determined annual base compensation for our salaried associates using base salary paid for 2022. We determined annual base compensation for our hourly paid associates by multiplying the hourly rate by the scheduled hours for the year. We annualized the compensation of all permanent associates in our population who were hired in 2022 but did not work for us the entire year. Once we identified our median associate, we determined that person’s annual total compensation in accordance with the requirements of the Summary Compensation Table.
Definitions
Net ARR Activity: Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non-recurring revenue signings. This metric is not indicative of any specific 12-month timeframe.
Non-GAAP Financial Measures
We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.
We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.
A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.
These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method.

The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.
Adjusted Revenue
We make adjustments to revenue for the following items, as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business:
•Divestitures. Revenue from divestitures in the first quarter of 2022.
•Effect of currency changes. To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars.
We provide our investors with adjusted revenue as supplemental information because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.
We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures.
Adjusted EBITDA and EBITDA Margin
We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents goodwill impairment charges related to the lower than expected new customer contract signings and an unexpected softening of the future business pipeline for certain solutions in our Commercial segment.
•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net. Represents settlements or recoveries for various matters subject to litigation.
•Other charges (credits). This includes Other (income) expenses, net on the Consolidated Statements of Income (Loss) and other insignificant (income) expenses associated with providing transition services on the California Medicaid contract loss and other adjustments.
•Divestitures.
Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

Non-GAAP Reconciliations
Adjusted Revenue and Adjusted EBITDA Reconciliations:

(in millions)	December 31, 2022
Reconciliation to Adjusted Revenue
Revenue	$3,858
Divestitures	(7)
Adjusted Revenue	$3,851
Effect of currency changes(1)	39
Adjusted Revenue at Constant Currency	$3,890

Reconciliation to Adjusted EBITDA
Net Income (Loss) from Continuing Operations	$(182)
Interest Expense	84
Income tax expense (benefit)	55
Depreciation and amortization	230
Contract inducement amortization	3
EBITDA - Before Adjustment for Divestitures	190
Divestitures	(2)
EBITDA	$188
EBITDA Margin	4.8%
EBITDA	$188
Adjustments:
Restructuring	39
Goodwill impairment	358
(Gain) loss on divestitures and transaction costs	(158)
Litigation settlements (recoveries), net	(32)
Other charges (credits)	(1)
Adjusted EBITDA	$394
Adjusted EBITDA Margin	10.2%
____________________
(1)Reflects effect of currency changes.

PAY VERSUS PERFORMANCE DISCLOSURE
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
a.A list of the most important measures that our Compensation Committee used in 2022 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid,” or “CAP”) to Company performance;
b.A table that compares the total compensation of our named executive officers (“NEOs”) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
c.Graphs that describe:
i.the relationship between our total shareholder return (“TSR”) and the TSR of the S&P 500 Data Processing & Outsource Services Index (“Peer Group TSR”); and
ii.the relationships between CAP and our cumulative TSR, GAAP Net Income, and our Company- Selected measure (“CSM”), Revenue
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis beginning on page 28 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.
Performance Measures Used for Linking Pay versus Performance
The following is a list of performance measures, which, in our assessment, represent the most important performance measures used by the Company to link compensation actually paid to the NEOs. Each metric below is used for purposes of determining payouts under either our APIP or PRSUs. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program. Absolute TSR is a measure used in our PRSU—Share Hurdle awards granted in 2022. Relative TSR is a modifier in our 2022 PRSU—Share Hurdle awards, and Revenue, Adjusted EBITDA Margin, and Net ARR Activity are used as metrics in our 2022 APIP. (Please see “Definitions” on page 51 of this Proxy Statement for full definitions.)

Performance Measures Linking Pay versus Performance
Absolute TSR	Relative TSR
Adjusted EBITDA Margin	Revenue
Net ARR Activity

Pay Versus Performance Table
Below is the tabular disclosure for the Company’s Chief Executive Officer, our Principal Executive Officer (“PEO”), and the average of our NEOs other than the PEO for 2022, 2021 and 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	SCT Total Compensation for PEO ($)	Compensation Actually Paid to PEO ($)	Average SCT Total Compensation for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (in Millions)	CSM: Revenue (in Millions)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return(1)($)
2022	5,865,878	2,009,495	1,560,266	871,985	65	100	(182)	3,858
2021	6,078,061	6,206,311	1,379,302	795,496	86	120	(28)	4,140
2020	4,973,649	10,153,839	1,632,025	2,934,397	77	125	(118)	4,163
a. Performance year
b.Reflects the compensation amounts reported in the Summary Compensation Table for our CEO, Mr. Skelton, for each of the respective years shown.
c.CAP to our CEO is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, a reconciliation from SCT total compensation to CAP for Mr. Skelton is set forth following the footnotes to this table.
d.For 2022, other NEOs are Messrs. Wood, Krawitz, Prout, and Keyes; for 2021, other NEOs are Messrs. Wood, Krawitz, Prout, Keyes, and Webb-Walsh; for 2020, other NEOs are Messrs. Webb-Walsh, Krawitz, Prout, and Keyes
e.Average CAP to our other NEOs is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, a reconciliation from SCT total compensation to CAP for the average of the other NEOs is set forth following the footnotes to this table.
f.Represents the cumulative total shareholder return (TSR) of Conduent for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
g.Represents the cumulative total shareholder return (TSR) of the S&P 500 Data Processing & Outsource Services Index, which is an industry line peer group reported in the performance graph included in the Company’s 2022 Annual Report on Form 10-K, for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
h.Conduent’s GAAP Net Income as reported in the Company’s Consolidated Statements of Income on Form 10-K for each fiscal year in the table
i.Conduent’s Revenue, which is the Company-Selected Measure.

Reconciliation from SCT Total Compensation to CAP

Year	SCT Total Compensation	Less SCT Equity	Plus (minus) Year End Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of the Year	Plus (minus) Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Plus (minus) Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Plus (minus) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Plus (minus) Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Compensation Actually Paid (CAP)
PEO
2022	5,865,878	(4,249,995)	1,896,875	(750,008)	552,744	(1,305,999)	—	2,009,495
2021	6,078,061	(3,999,993)	2,139,147	512,747	838,551	637,798	—	6,206,311
2020	4,973,649	(2,999,999)	5,926,239	(316,315)	3,018,696	(448,431)	—	10,153,839
Average for non-PEO NEOs
2022	1,560,266	(849,995)	379,375	(135,079)	110,547	(193,129)	—	871,985
2021	1,379,302	(631,987)	242,190	63,611	80,082	58,662	(396,364)	795,496
2020	1,632,025	(677,498)	1,338,334	(16,283)	681,725	(23,906)	—	2,934,397
The unvested equity values in the above table are computed in accordance with the methodology used for financial reporting purposes. The fair value of time-based restricted stock units and PRSU—Revenue Hurdle awards used to calculate CAP was based on Conduent’s closing stock price on each valuation date and, for PRSU—Revenue Hurdle shares, assumes estimated performance results as of the end of each reporting year. The fair value of PRSU—Share Hurdle awards used to calculate CAP was based on Conduent’s fair value per share on each valuation date and assumes estimated performance results as of the end of each reporting year.
Columns for dividends and pensions are excluded from the above, as they are not provided by Conduent.
Relationship between Company TSR and Peer Group TSR and CAP and Company TSR
The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for our PEO and other NEOs.

Relationship between CAP and GAAP Net Income
GAAP Net Income is not a main factor in determining the CAP for our PEO and average other NEOs, as GAAP Net Income is not a metric in our annual or long-term incentive plans, and thus there is not a strong relationship between CAP and Net Income.
Relationship between Revenue (our Company-Selected Measure) and CAP
The graph below reflects the relationship between our PEO and Average Other NEO CAP versus revenue for each fiscal year.
OTHER INFORMATION
Indemnification Actions
The Company’s by-laws provide for indemnification of officers and directors to the fullest extent permitted by New York law. The Company has not advanced any counsel fees or other reasonable fees and expenses to any officer or director under our by-laws. In accordance with the requirements of the Business Corporation Law of the State of New York (the “BCL”), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s by-laws or the BCL.
Directors and Officers Liability Insurance and Indemnity
On June 1, 2022, the Company renewed its policies for directors’ and officers’ liability insurance. The policies are issued by Chubb insurance Company of New Jersey, XL Specialty Insurance Company, Berkshire Hathaway Specialty Insurance Company, Twin City Fire Insurance Company, Continental Insurance Company of New Jersey, Ascot Insurance Company, Travelers Casualty and Surety Company of America, Zurich American Insurance Company, Arch Insurance Company, Berkley Professional Liability, Ironshore Indemnity Inc., Argonaut Insurance Company, Allianz Global Risks US Insurance Company, Beazley Insurance Company, Inc. Zurich American Insurance Company, Endurance American Insurance Company, AXIS Insurance Company, U.S. Specialty Insurance Company, Old Republic Professional Liability, Inc. and Marsh Alpha (Lloyd’s of London). The policies expire June 1, 2023, and the total annual premium is approximately $5,250,000.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to act as independent auditors of the Company for 2023. PwC has served as the Company’s independent auditors since 2016. Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.
Principal Auditor Fees and Services
Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2022	2021
Audit Fees(1)	$5.3	$5.4
Audit Related Fees(2)	$0.1	$0.5
Tax Fees(3)	$—	$0.1
Total Fees	$5.4	$6.0
____________________
(1)These audit fees consisted of fees billed and/or accrued for professional services rendered for the audits of consolidated financial statements, reviews of interim financial statements included in periodic reports, audits related to internal control over financial reporting, statutory audits, comfort letters, consents and other services related to statutory audits.
(2)These audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the “audit fees” category above. These services include other service organization reports and agreed-upon procedures.
(3)Tax fees were for tax compliance, tax advice and tax planning. These include advisory services relating to federal, state, provincial and international tax compliance, customs and duties, and restructurings, mergers and acquisitions
Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent auditors. In addition to assuring the regular rotation of the lead audit partner as required by applicable rules, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent auditors.
The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent auditors, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. The authority for such pre-approval may be delegated to one or more members of the Audit Committee, provided that the decisions of any member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent auditors for permitted non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by PwC, were pre-approved by the Audit Committee.
At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company.
When conducting its latest review of PwC, the Audit Committee considered the following factors:
•The professional qualifications of PwC, the lead audit partner and other key engagement partners on the engagement;
•The appropriateness of PwC’s fees relative to both efficiency and audit quality;
•PwC’s independence policies and processes for maintaining its independence;
•PwC’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s operations across the globe; and
•PwC’s demonstrated professional integrity and objectivity.

The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent auditors is in the best interests of the Company and its shareholders.
Audit Committee Report
The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page 18 and can also be found on our website at www.conduent.com/corporate-governance in our Audit Committee Charter. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Consistent with the foregoing, the Audit Committee has:
•Reviewed and discussed with the management of the Company and PwC the audited consolidated financial statements of the Company for the year ended December 31, 2022;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2022 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing by the Company with the SEC.
Michael Montelongo, Chair
Kathy Higgins Victor
Steven Miller
The Board recommends a vote
FOR
the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2023

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2022 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by the Dodd-Frank Act, under Section 14A of the Exchange Act, we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends approval of, the following non-binding advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board believes that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our 2022 executive compensation practices. We provide shareholders with the opportunity to cast their advisory vote on our executive compensation practices on an annual basis, in accordance with the preference expressed by our shareholders at the 2017 annual meeting regarding the frequency of our advisory vote on executive compensation.
While this vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. Unless the Board modifies its policies on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2024 Annual Meeting of Shareholders.
The Board recommends a vote
FOR
the proposal to approve the compensation of the named executive officers as disclosed in this Proxy
Statement

PROPOSAL 4 — PROPOSAL TO SELECT, ON AN ADVISORY BASIS, THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, our shareholders are entitled to vote at the Annual Meeting regarding whether the shareholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act should occur every one, two or three years.
After careful consideration, the Board recommends that future advisory votes on executive compensation continue to occur every year. We believe that this frequency is appropriate for a number of reasons, including:
•An advisory vote every year on executive compensation would allow our shareholders to provide us with more frequent and timely feedback on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement;
•A one-year voting frequency would provide the highest level of accountability and communication because the non-binding shareholder vote to approve the compensation of our named executive officers would correspond with the most recent executive compensation information presented in our Proxy Statement for our annual meetings of shareholders; and
•An annual advisory vote on the compensation of our named executive officers would align more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and programs.
Accordingly, as indicated below, the Board recommends that you vote in favor of an annual advisory vote on the compensation of our named executive officers.
Pursuant to the Dodd-Frank Act, the shareholder vote on the frequency of the shareholder vote to approve the compensation of our named executive officers is an advisory vote only, and it is not binding on the Company or the Board. Shareholders are being asked to vote on whether the shareholder vote to approve the compensation of the named executive officers should occur every one, two or three years or to abstain from voting. Please note shareholders are not voting to approve or disapprove of the Board’s recommendation. Although the vote is non-binding, the Board values the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of the shareholder vote on the compensation of our named executive officers.

The Board recommends a vote for
every “1 YEAR”
as the frequency for the advisory votes on executive compensation

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CONDUENT™ VOTE

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2023 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3 and 1 YEAR on Proposal 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Clifford Skelton	☐	☐	☐	02 - Hunter Gary	☐	☐	☐	03 - Kathy Higgins Victor	☐	☐	☐
04 - Scott Letier	☐	☐	☐	05 - Jesse A. Lynn	☐	☐	☐	06 - Steven Miller	☐	☐	☐
07 - Michael Montelongo	☐	☐	☐	08 - Margarita Paláu-Hernández	☐	☐	☐				

	1 Year	2 Years	3 Years	Abstain
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The 2023 Annual Meeting of Shareholders of Conduent Incorporated will be held on Wednesday, May 24, 2023 at 9:30 A.M. EDT, virtually via the internet at meetnow.global/MKUUQNM.

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Proxy — Conduent Incorporated

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2023

Clifford Skelton and Scott Letier (the "Proxies"), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Conduent Incorporated to be held virtually on May 24, 2023 at 9:30 a.m. (EDT) or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all Nominees and FOR Proposals 2 and 3 and 1 YEAR on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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